                                                                    Exhibit 10.1



                                      TEXAS

                                  OFFICE LEASE

                                 by and between

                              Emerald Diamond, L.P.

                                       and

                           ROYAL MORTGAGE CORPORATION

                                  DEC. 27, 1994

                                TABLE OF CONTENTS

                                  OFFICE LEASE

                                    ARTICLE I

      DEFINED TERMS..........................................................  1
      1.1.  Tenant ..........................................................  1
      1.2.  Premises ........................................................  1
      1.3.  Term ............................................................  1
      1.4.  Base Rental .....................................................  1
      1.5.  Landlord's Share of Building Operating Costs ....................  1
      1.6.  First Year Estimated Energy Costs ...............................  1
      1.7.  Prepaid Rent ....................................................  1
      1.8.  Security Deposit ................................................  1
      1.9.  Premises Use ....................................................  1
      1.10. Tenant's Comprehensive General Liability Insurance ..............  2
      1.11. Addresses for Notices and Payment of Rent and Other Charges .....  2
      1.12. Broker ..........................................................  2
      1.13. Exhibits and Riders .............................................  2
      1.14. Incorporation ...................................................  2

                                   ARTICLE II

      PREMISES, COMMON AREAS.................................................  2
      2.1.  Demise ..........................................................  2
      2.2.  Computation of Rentable Area ....................................  3
            2.2.1. Usable Square Feet ........................................ 3
            2.2.2. Rentable Square Feet ...................................... 3
      2.3.  Acceptance of Premises and Building by Tenant ...................  3
      2.4.  Walls, Ceilings .................................................  4
      2.5.  Common Areas ....................................................  4
      2.6.  Parking .........................................................  4

                                   ARTICLE III

      TERM...................................................................  4
      3.1.  Lease Term ......................................................  4
      3.2.  Delivery of Premises ............................................  4
      3.3.  Holding Over by Tenant ..........................................  5

                                   ARTICLE IV

      TENANT'S MONETARY OBLIGATIONS..........................................  5
      4.1.  Base Rental .....................................................  5
      4.2.  Tenant's Share of Certain Building Costs ........................  5
            4.2.1. Pro Rata Share ...........................................  5
            4.2.2. Building Operating Costs .................................  5
            4.2.3. Energy Costs .............................................  5
            4.2.4. Estimated Costs ..........................................  6
            4.2.5. Adjustment for Occupancy .................................  6
      4.3.  Prepaid Rent ....................................................  6
      4.4.  Security Deposit ................................................  6
      4.5.  Taxes on Tenant's Property ......................................  7

      4.6.  Late Payments ...................................................  7
      4.7.  Interest ........................................................  7
      4.8.  Supervision Fee .................................................  7
      4.9.  Additional Rental ...............................................  7

                                    ARTICLE V

      CONSTRUCTION...........................................................  7

                                   ARTICLE VI

      SERVICES AND UTILITIES.................................................  8
      6.1.  Services by Landlord ............................................  8
      6.2.  Tenant's Obligations ............................................  8
      6.3.  Additional Services .............................................  8
            6.3.1. Heating and Air Conditioning .............................  8
            6.3.2. Electricity ..............................................  9
            6.3.3. Cleaning .................................................  9
            6.3.4. Delivery Charges .........................................  9
      6.4.  Interruption ....................................................  9

                                   ARTICLE VII

      USE AND OCCUPANCY......................................................  9
      7.1.  Quiet Enjoyment .................................................  9
      7.2.  Tenant's Use .................................................... 10
      7.3.  Rules and Regulations ........................................... 10
      7.4.  Additional Covenants of Tenant .................................. 10
            7.4.1. Applicable Laws .......................................... 10
            7.4.2. Waste, Hazards ........................................... 10
      7.5.  Entry by Landlord ............................................... 10
      7.6.  Building Name ................................................... 10
      7.7.  Access to Premises .............................................. 11

                                  ARTICLE VIII

      REPAIRS, ALTERATIONS................................................... 11
      8.1   Repair and Maintenance .......................................... 11
      8.2.  Surrender of Premises ........................................... 11
      8.3.  Alterations and Additions by Tenant ............................. 11
      8.4.  Mechanics and Materialmen's Liens ............................... 12

                                   ARTICLE IX

      INSURANCE.............................................................. 12
      9. 1. Tenant's Insurance .............................................. 12
            9.1.1. Liability Insurance ...................................... 12
            9.1.2. Property Insurance ....................................... 12
            9.1.3. Policy Form .............................................. 12
      9.2.  INDEMNITY ....................................................... 12
      9 3.  Waiver of Subrogation ........................................... 13
      9.4.  Control of Proceeds.............................................. 13

                                    ARTICLE X

      ASSIGNMENT AND SUBLETTING.............................................. 13
      10.1. Consent ......................................................... 13
      10.2. Landlord's Option ............................................... 13
      10.3. Definition of Assignment ........................................ 14
      10.4. Bankruptcy, Insolvency .......................................... 14
      10.5. Landlord's Assignment ........................................... 14

                                   ARTICLE XI

      FIRE AND OTHER CASUALTY................................................ 15
      11.1. Total Destruction ............................................... 15
      11.2. Partial Destruction ............................................. 15

                                   ARTICLE XII

      EMINENT DOMAIN ........................................................ 15
      12.1. Permanent Taking ................................................ 15
      12.2. Temporary Taking ................................................ 16

                                  ARTICLE XIII

      DEFAULT BY TENANT ..................................................... 16
      13.1  Events of Default ............................................... 16
            13.1.1.     Monetary Default .................................... 16
            13.1.2.     Nonmonetary Default ................................. 16
            13.1.3.     Assignment to Creditors ............................. 16
            13.1.4.     Insolvency .......................................... 16
            13.1.5.     Receivership ........................................ 16
            13.1.6.     Abandonment ......................................... 16
      13.2  Remedies ........................................................ 16
            13.2.1.     Termination of Lease ................................ 17
            13.2.2.     Removal from Premises ............................... 17
            13.2.3.     Relet Premises ...................................... 17
            13.2.4.     Cure Default ........................................ 17
            13.2.5.     Injunctive Relief ................................... 17
      13.3  Landlord's Damages .............................................. 17
      13.4  Remedies Cumulative ............................................. 18
      13.5. Joint and Several Liability ..................................... 18
      13.6. Lien for Rent ................................................... 18
      13.7. Attorneys' Fees ................................................. 18
      13.8. Waiver .......................................................... 18

                                   ARTICLE XIV

      SUBORDINATION AND ATTORNMENT .......................................... 19
      14.1  Subordination ................................................... 19
      14.2  Attornment ...................................................... 19
      14.3  Further Documentation ........................................... 19

                                   ARTICLE XV

      ESTOPPEL CERTIFICATES ................................................. 20
      15.1  Tenant's Certificate ............................................ 20
      15.2  Landlord's Certificate .......................................... 20

                                   ARTICLE XVI

      INTEREST OF LANDLORD .................................................. 20
      16.1  Consents ........................................................ 20
      16.2  Force Majeure ................................................... 20
      16.3  Best Efforts .................................................... 20
      16.4  Exculpation ..................................................... 20

                                  ARTICLE XVII

      NOTICES ............................................................... 21

                                  ARTICLE XVIII

      BROKERS ............................................................... 21

                                   ARTICLE XIX

      RELOCATION OF TENANT .................................................. 21
      19.1   Substitute Premises ............................................ 21
      19.2   Substitute Premises Rental ..................................... 21
      19.3   Landlord's Obligations ......................................... 22
      19.4   Tenant's Obligations ........................................... 22
      19.5   Status of Lease ................................................ 22

                                   ARTICLE XX

      MISCELLANEOUS ......................................................... 22
      20.1.  No Implied Waiver .............................................. 22
      20.2.  No Recording ................................................... 22
      20.3.  Independent Contractor ......................................... 22
      20.4.  Survival ....................................................... 22
      20.5.  Severability ................................................... 23
      20.6.  Amendments ..................................................... 23
      20.7.  Binding Effect ................................................. 23
      20.8.  Gender ......................................................... 23
      20.9.  Captions ....................................................... 23
      20.10. Exhibits ....................................................... 23
      20.11. Entire Agreement ............................................... 23
      20.12. Counterparts ................................................... 23
      20.13. GOVERNING LAW AND VENUE ........................................ 23
      20.14. No Reservation ................................................. 23

                             INDEX OF DEFINED TERMS

            Term                                                         Section

Addresses for Notices and Payment of Rent and Other Charges ................1.11
Adequate Assurances of Future Performance ..................................10.4
Applicable Laws ...........................................................7.4.1
Assign, Assignment .........................................................10.3
Bankruptcy Code ............................................................10.4
Base Rental .................................................................1.4
Broker .....................................................................1.12
Building ....................................................................1.2
Building Operating Costs ..................................................4.2.2
Common Areas ................................................................2.5
Common Area Factor ........................................................2.2.2
Commencement Date ...........................................................3.1
Encumbrances ...............................................................14.1
Energy Costs ..............................................................4.2.3
Estimated Building Operating Costs ........................................4.2.4
Estimated Energy Costs ....................................................4.2.4
Expiration Date .............................................................3.1
First Year Estimated Energy Costs ...........................................1.6
Landlord ...............................................................Preamble
Landlord's Share of Building and Operating Costs ............................1.5
Lease ..................................................................Preamble
Premises ....................................................................1.2
Premises' Pro Rata Share ..................................................4.2.1
Prepaid Rent ................................................................1.7
Property ....................................................................1.2
Public Area Factor ........................................................2.2.2
Purchaser ..................................................................14.2
Rentable Square Feet ......................................................2.2.2
Security Deposit ............................................................1.8
Sublet, Subletting .........................................................10.3
Substitute Premises ........................................................19.1
Tenant ......................................................................1.1
Term ........................................................................1.3
Usable Square Feet ........................................................2.2.1

                                  OFFICE LEASE

      THIS OFFICE LEASE ("Lease") is entered into as of the 27 day of December, 1994 between Emerald Diamond, L.P., a Texas limited partnership ("Landlord") and the Tenant named below.

                                    ARTICLE I
                                  DEFINED TERMS

      For purposes of this Lease, the following terms shall have the respective meanings set forth below.

      1.1. Tenant: Royal Mortgage Corporation, a Texas Corp. organized under the laws of the State of Texas.

      1.2. Premises: Designated as "Suite 214", outlined and crosshatched on Exhibit A hereof and containing approximately four thousand three hundred one (4,301) Rentable Square Feet on floor(s) 2 in the office structure ("Building") more particularly described in Exhibit B attached hereto (the Building and the real property upon which the Building is located are sometimes hereinafter referred to as the "Property").

      1.3. Term: Beginning on Commencement Date (which in no event shall be later than March 1, 1995) and ending one hundred twenty (120) full calendar months following Commencement Date.

      1.4. Base Rental: Seventy thousand nine hundred sixty-six and 50/100 Dollars ($70.966.50) annually [computed on the basis of sixteen and 50/100 Dollars ($16.50) per Rentable Square Foot] payable in equal monthly installments of five thousand nine hundred thirteen and 87/100 Dollars ($5,913.87), from March 1, 1995, through and including February 27, 2000 and eighty-eight thousand six hundred-six and 62/100 Dollars ($88,686.00) annually [computed on the basis of twenty and 62/100 Dollars ($20.62) per Rentable Square Foot] payable in equal monthly installments of seven thousand three hundred ninety and 55/100 Dollars ($7,390.55) from March 1, 2000, through and including February 27, 2005.

      1.5. Landlord's Share of Building Operating Costs: Seventeen thousand two hundred four and no/100 Dollars ($17,204.00) annually (computed on the basis of four and no/100 Dollars ($4.00) per Rentable Square Foot in the Premises).

      1.6. First Year Estimated Energy Costs: Six thousand eight hundred eighty-one and 60/100 Dollars ($6,881.60) annually [computed on the basis of One and 60/100 Dollars ($1.60) per Rentable Square Foot] payable in equal monthly installments.

      1.7. Prepaid Rent: Five thousand nine hundred thirteen and 87/100 Dollars ($5,913.87) applicable to the first month (s) of the Term.

      1.8. Security Deposit: Six Thousand and no/100 Dollars ($6,000.00).

      1.9. Premises Use: Office space.

      1.10. Tenant's Comprehensive: Two million and no/100 Dollars ($2,000,000.00).

      1.11. Addresses for Notices and Payment of Rent and Other Charges:

      To Tenant:                           To Landlord:

      Prior to Commencement Date:          Emerald Diamond, L.P.
                                           1000 Ballpark Way, Suite 400
      G. William Barnett, II               Arlington, Texas 76011
      3407 Avenue E, Suite A               Attn: Mr. Jack Hill
      Arlington, Texas 76011

      After Commencement Date:             With a copy to:

          To the Premises                  Emerald Diamond, L.P.
                                           1000 Ballpark Way, Suite 400
                                           Arlington, Texas 76011
                                           Attn: Vice President of Legal Affairs

      1.12. Broker: Palisades Realty, Inc. d/b/a Reilly Brothers Property Company, c/o Michael A. Reilly or T. W. Reilly III.

      1.13. Exhibits and Riders: The following Exhibits and Riders are attached to this Lease and made a part of this Lease for all purposes:

            Exhibit A:  Floor Plan of Premises
            Exhibit B:  Legal Description of Building
            Exhibit C:  Building Operating Cost Examples
            Exhibit D:  Rules and Regulations
            Exhibit E:  Estoppel Certificate
            Exhibit F:  Tenant Improvements
            Rider 6.1:  Balcony and Patio Furniture

      1.14. Incorporation: Each reference in this Lease or in any exhibit, attachment or rider to this Lease to any definition set forth in this Article I will be construed to incorporate all of the terms provided under the referenced provision in this Article I. In the event of any conflict between a provision in this Article I, on the one hand, and a provision in any other article of or exhibit or attachment to this Lease, on the other hand, the latter will control.

                                   ARTICLE II
                             PREMISES, COMMON AREAS

      2.1. Demise: Landlord, in consideration of the rent to be paid and of the covenants and agreements in this Lease to be performed by Tenant, does hereby lease and demise unto Tenant the Premises described in Section 1.2, in the Building.

      2.2. Computation of Rentable Area.

            2.2.1. Usable Square Feet. As used in this Agreement the term "Usable Square Feet" means:

                  (i) in the case of a single tenant floor, the number of square feet computed by measuring from the glass line of permanent outer walls, or, if the Premises includes balconies, from the exterior railing line of such balconies, including all areas within outside walls less any area which contains Building stairs, elevator shafts, flues, pipe shafts and vertical ducts; and

                  (ii) in the case of a multiple tenant floor, the number of square feet computed by measuring from the glass line of permanent outer walls, or if the Premises includes balconies, from the exterior railing line of such balconies, to the center of corridor partitions, to the finished face of the core walls of the Building and to the center of partitions that separate the Premises from adjoining rentable areas.

No deduction shall be made from any of the foregoing for columns or projections necessary for the support of the Building.

            2.2.2. Rentable Square Feet. As used in this Lease, the term "Rentable Square Feet" means:

                  (i) in the case of a single tenant floor, the product of the number of Usable Square Feet computed in accordance with Section 2.2.1 (i) multiplied by a Public Area Factor (hereinafter defined); and

                  (ii) in the case of a multiple tenant floor, the product of the number of the Usable Square Feet, computed in accordance with Section 2.2.1
(i) multiplied by a Common Area Factor (hereinafter defined), and the resulting product multiplied by a Public Area Factor.

The "Public Area Factor" is Tenant's pro rata share of the first floor lobbies of the Building and the mail and service areas for Tenant's use located on the first floor of the Building and in the Building basement. The "Common Area Factor" is Tenant's pro rata share of Common Areas (hereinafter defined) located on the same floor. The Common Area and Public Area Factors for the Premises will be determined by reference to Landlord's schedule of Common Area and Public Area Factors for each floor of the Building, which is on file in Landlord's office.

            2.2.3 Rentable Area of Building. Landlord and Tenant hereby agree that there are 133,882 Rentable Square Feet contained in the Building based upon the system of measurement described above. For all purposes of this Lease, the number of Rentable Square Feet contained in the Building will be the number set forth in the preceding sentence.

      2.3. Acceptance of Premises and Building by Tenant. Except for the completion of any remaining items of Landlord's Work (as defined in the Leasehold Improvements Agreement, if any), the taking of possession of the Premises by Tenant shall be conclusive evidence as to Tenant that: (i) the Premises are suitable for the purposes for which the Premises are leased and their intended commercial use; (ii) the Building and each and even part and appurtenance thereof are in good and satisfactory condition; and (iii) Tenant waives any defects in the Premises and in all other parts of the Building and the appurtenances thereto. Except as expressly set forth in this Lease, Landlord shall be under no obligation to perform any repair, maintenance or management service in the Premises or the Common Areas and Tenant shall be fully responsible at its expense for all repair, maintenance and management services other than those which are expressly assumed by Landlord in this Lease. Tenant acknowledges that a full and complete inspection of the Premises and the Common Areas has been made by Tenant and Landlord has fully and adequately disclosed the existence of any defects which would interfere with Tenant's use of the Premises for the purposes for which the Premises are leased and their intended commercial purpose. Tenant specifically acknowledges that as a result of such inspection and disclosure, Tenant has taken possession of the Premises and has made its own determination to fully accept same in their as-is-condition.

In further consideration of such inspection and disclosure, Tenant, to the maximum extent permitted by law, waives all claims for misrepresentation, breach of warranty (express or implied) or unconscionable acts as to the Premises and the Common Areas.

      2.4. Walls, Ceilings: Landlord reserves the right to use all of the Building, including, without limitation, the Premises, the exterior Building walls, core corridor walls and doors and any core corridor entrance, any terraces or roofs adjacent to the Premises, and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, duets, electric or other utilities, sinks or other Building facilities, as well as access thereto through the Premises for the purposes of operation, maintenance, decoration and repair, so long as same does not unreasonably interfere with Tenant's use and occupancy of the Premises.

      2.5. Common Areas: Tenant is hereby granted a nonexclusive right to use the Common Areas during the term of this Lease for their intended purposes, in common with others, subject to the terms and conditions of this Lease, including, without limitation, the Rules and Regulations described in Section
7.3. For purposes hereof, "Common Areas" will mean all areas, spaces, facilities and equipment made available by Landlord for the common and joint use of Landlord, Tenant and others, including, but not limited to, sidewalks, lobbies, loading areas, Building stairs, elevators, and such other areas and facilities, if any, as are designated by Landlord from time to time as Common Areas. Notwithstanding anything to the contrary contained in this Lease or otherwise, in no event shall the Common Areas, or any portion thereof, be deemed a part of the Premises. All Common Areas shall have finishes and systems consistent with a first class office building and will be accessible to and useable by the physically handicapped and shall comply with the requirements of the Americans with Disabilities Act and local codes. Tenant shall be responsible for the compliance of the Premises and Tenant's use thereof with the requirements of the Americans with Disabilities Act and local codes.

      2.6. Parking: Landlord will provide Tenant with a total of twelve (12) surface parking spaces in a parking area designated by Landlord. Any parking spaces which are not reserved spaces for Tenant's use shall be subject to the mutual use of such parking lots in common with others. Landlord shall have the right to interrupt use of the parking areas for maintenance, safety or other management reasons, and to rearrange the configuration of such parking. If Landlord shall ever charge fees for the use of such parking, Tenant agrees to pay such fees for the spaces which may be designated for its use at such rates as Landlord establishes for other tenants of the Building. ARTICLE III

                                ARTICLE III TERM

      3.1. Lease Term Lease Term. The Term of this Lease will commence on the date ("Commencement Date") on which Landlord delivers possession of the Premises to Tenant and will expire on a date ("Expiration Date") which is the number of full calendar months after Commencement Date set forth in Section 1.3 plus the partial calendar month, if any, following Commencement Date, unless sooner terminated in accordance with the provisions of this Lease.

      3.2. Delivery of Premises: If possession of the Premises is not actually delivered to Tenant on the Commencement Date for any reason (except as provided below in this Section 3.2), the obligations of Landlord and Tenant will continue in full force and effect; provided, however, in the event of a delay directly caused by Landlord and not due, in whole or in part, to any action or inaction which is the responsibility of Tenant, the rental payable hereunder shall not commence until the date that Landlord has actually delivered possession of the Premises. In addition, this Lease will not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting from any delay in delivering possession of the Premises to Tenant, but suspension of rental, if applicable as provided in the preceding sentence, shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of the Premises' not having been delivered to Tenant on the contemplated Commencement Date.

      3.3. Holding Over by Tenant. Should Tenant continue to hold the Premises after Expiration Date or earlier termination of this Lease, Tenant shall pay to Landlord, as Base Rental, for each month of such holding over, two (2) times either the amount of the current monthly installments of Base Rental, or at Landlord's option, the then current fair market monthly rental for the Premises, which amount will be due and payable in advance on the first day of each calendar month. During such time as Tenant will continue to hold the Premises after the termination hereof, such holding over will be a tenancy at sufferance, subject to all of the terms, provisions, covenants and agreements of this Lease except as modified by this Section 3.3 with respect to the length of the Term and the amount of the Base Rental. No payments of money by Tenant to Landlord after the termination of this Lease or after the giving of any notice of termination by Landlord to Tenant will reinstate, continue or extend the Term or affect any such notice given by Landlord to Tenant, and no extension of the Term of this Lease will be valid unless and until the same shall be reduced to writing and signed by both Landlord and Tenant.

                                   ARTICLE IV
                          TENANT'S MONETARY OBLIGATIONS

      4.1. Base Rental. Tenant agrees and promises to pay to Landlord at Landlord's offices in the Building (or at such other place as Landlord may designate from time to time, in lawful money of the United States of America, the Base Rental set forth in Section 1.4 hereof. The monthly installments of Base Rental will be due and payable in advance on the first day of each calendar month during the Term of this Lease without notice or demand and without any offset or deduction whatsoever. Should this Lease commence on a day other than the first day of a calendar month or terminate on a day other than the last day of a calendar month. Base Rental for such partial month will be prorated on a daily basis. Base Rental for the first partial month, if any, will be payable on Commencement Date. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct installment of Base Rental or any amount due from Tenant shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy provided by this Lease or by applicable law. The acceptance by Landlord of rental payment (s) on a date after the due date of such payment(s) will not be construed to be a waiver of Landlord's right to declare a default for a subsequent late payment.

      4.2. Tenant's Share of Certain Building Costs.

            4.2.1. Pro Rata Share. The Term "Premises' Pro Rata Share" of any cost will mean the amount obtained by multiplying the fraction having as its numerator the number of Rentable Square Feet in the Premises and as its denominator the number of Rentable Square Feet in the Building, times the cost in question.

            4.2.2. Building Operating Costs. Tenant will pay to Landlord, as additional rental hereunder, in the manner set forth below, an amount equal to the excess of the Premises' Pro Rata Share of Building Operating Costs for each calendar year of the Term over Landlord's Share of Building Operating Costs ("Tenant's Pro Rata Share"). For purposes hereof, the term "Building Operating Costs" means all costs, charges, and expenses incurred by Landlord in connection with owning, operating, maintaining, repairing, insuring and managing the Building and Common Areas except those costs, charges, and expenses included within the definition of Energy Costs. Building Operating Costs include, without limitation, the items enumerated on Exhibit C to this Lease. If it is determined, for any reason, that the Building or the leasehold interests therein are subject to real estate taxes and assessments, Tenant's Pro Rata Share shall be appropriately adjusted to take into account such additional expenses. If the Premises' Pro Rata Share of Building Operating Costs for any calendar year should ever be less than Landlord's Share of Building Operating Costs, then the Premises' Pro Rata Share of Building Operating Costs will be deemed to be equal to Landlord's Share of Building Operating Costs.

            4 2.3. Energy Costs. Tenant will pay to Landlord, as additional rental hereunder, in the manner set forth below, the Premises' Pro Rata Share of Energy Costs for each calendar year of the Term. For purposes hereof, the term "Energy Costs" means the costs charged to or incurred by Landlord for any and all forms of energy for the Building, including all costs of metering the Building's use of energy and all indirect costs of providing such energy, such as, but not limited to, any sales, use or other taxes and insurance.

            4.2.4. Estimated Costs. Within ninety (90) days after the end of each calendar year, or as soon thereafter as is reasonably practicable, Landlord shall deliver to Tenant a statement ("Statement") setting forth for the previous calendar year the Building Operating Costs, the Energy Costs, Tenant's Pro Rata Share of Building Operating Costs and the Premises' Pro Rata Share of Energy Costs, the amounts paid by Tenant toward Building Operating Costs and Energy Costs and the amounts remaining due from or overpaid by Tenant. In addition, the Statement shall contain Landlord's estimate of Tenant's Pro Rata Share of Building Operating Costs ("Estimated Building Operating Costs") and Landlord's estimate of the Premises' Pro Rata Share of Energy Costs ("Estimated Energy Costs") for the then current calendar year. Any Statement delivered to Tenant by Landlord will be conclusively presumed to be true and correct unless Tenant delivers a written objection to such Statement to Landlord within fifteen (15) days after delivery thereof

                  4.2.4.1. Commencing on the first day of the first month following the delivery to Tenant of each Statement referred to above and on the first day of each month thereafter until delivery to Tenant of the next such Statement, Tenant will pay to Landlord, one-twelfth (1/12th) of Tenant's Pro Rata Share of Estimated Building Operating Costs and one-twelfth (1/12) of the Premises' Pro Rata Share of Estimated Energy Costs, as contained in the Statement.

                  4.2.4.2. In addition, within thirty (30) days after the date of delivery of the Statement, Tenant will pay to Landlord the balance of the amounts, if any, required to be paid pursuant to Section 4.2.4 for the previous calendar year, or if Tenant has overpaid such amount, Landlord will refund the amount of such overpayment to Tenant within thirty (30) days, except that Landlord may at Landlord's option credit any amounts due from Landlord to Tenant against the monthly installments of Base Rental next thereafter coming due.

                  4.2.4.3. In the event that the Commencement Date of this Lease occurs on a day other than the first day of a calendar year, Landlord will notify Tenant of the monthly installments of Estimated Building Operating Costs, if any, for the remainder of such calendar year, no later than thirty (30) days prior to Commencement Date. For such initial calendar year, the Tenant's Pro Rata Share of the Building Operating Costs will be prorated based on a fraction the numerator of which will be the number of days from the Commencement Date to December 31 and the denominator of which is three hundred sixty-five (365).

                  4.2.4.4. During the initial calendar year, the Premises' Estimated Energy Costs will be the amount set forth in Section 1.6 hereof.

                  4.2.4.5. In the event that this Lease terminates on a date other than the last day of a calendar year, then upon termination Tenant will pay to Landlord a sum equal to Landlord's estimate of the amount due as of the date of termination, such estimate to be based on the facts currently available to Landlord on the termination date. Landlord and Tenant will thereafter settle the actual amounts owing within thirty (30) days of the final establishment of Building Operating Costs and Energy Costs for such year.

            4.2.5. Adjustment for Occupancy. During any calendar year in which the Building has less than full occupancy, Building Operating Costs and Energy Costs will be computed as though the Building had been completely occupied for the entire calendar year.

      4.3. Prepaid Rent. Contemporaneously with Tenant's execution of this Lease, Tenant will pay to Landlord the sum specified in Section 1.7 hereof, which sum will be credited to monthly installments of Base Rental as specified in Section 1.7.

      4.4 Security Deposit. Upon execution hereof, Tenant shall deposit in cash with Landlord the Security Deposit in the sum stated in Section 1.8. The Security Deposit is not an advance payment of rental nor the full measure of liquidated damages in case of default by Tenant. Landlord may apply all or part of the Security Deposit to any unpaid rent or other charges due from Tenant or to cure any other defaults of Tenant. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord's written request, and Tenant's failure to do so shall be a material default under this Lease. No interest shall be paid to Tenant on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit. Upon any termination of this Lease not resulting from Tenant's default, and after Tenant has surrendered the Property in the manner required in Section 8.2, Landlord shall refund the unused portion of the Security Deposit to Tenant. Tenant will not assign or encumber Tenant's interest in the Security Deposit and neither Landlord nor Landlord's successors or assigns will be bound by any such attempted assignment or encumbrance.

      4.5. Taxes on Tenant's Property. Tenant will be liable for and shall pay before delinquency all taxes, assessments, license fees, excise and other charges levied or assessed by any governmental or quasi-governmental authority against personal property, furniture or fixtures placed by Tenant in the Premises, the leasehold estate created hereby, or operations at, occupancy of, or conduct of business in or from the Premises. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the Premises or the leasehold estate created hereby, and Landlord elects to pay the taxes based on such increase, then Tenant will be liable to Landlord for the payment by Landlord, and Tenant shall pay to Landlord upon demand that part of the taxes for which Tenant is so liable.

      4.6. Late Payments. Should Tenant fail to pay when due any installment of Base Rental on or before the fifth (5th) day of each calendar month during the Term interest will accrue from the date on which such sum is due and such interest, together with a late charge in an amount equal to ten percent (10%) of the installment then due, will be paid by Tenant to Landlord at the time of payment of the delinquent sum. The late charge is agreed by Landlord and Tenant to be a reasonable estimate of the extra administrative expenses incurred by Landlord in handling such delinquencies.

      4.7. Interest. All monetary obligations of Tenant to Landlord under this Lease remaining unpaid after the due date therefor, will bear interest from and after such date until paid at the lesser of (i) the highest lawful rate or (ii) three percent (3%) over the "prime interest rate" announced from time to time by First Interstate Bank of Texas, N.A., or its successors or assigns. If no due date is established under the other terms and provisions of this Lease, such due date will be five (5) days after the date upon which Landlord delivers to Tenant written demand for payment.

      4.8. Supervision Fee. If Tenant fails to perform any obligation of Tenant under this Lease, Landlord may enter the Premises and perform such obligation without liability to Tenant for any loss or damage to Tenant thereby incurred, and Tenant will reimburse Landlord for the costs incurred by Landlord in connection with such performance, plus twenty percent (20%) of such cost for overhead and supervision, within ten (10) days of receipt of Landlord's invoice therefor.

      4.9. Additional Rental. All amounts payable by Tenant to Landlord under this Lease in addition to Base Rental will be deemed to be additional rental and will be payable and recoverable as rent in the manner prescribed in this Lease.

                                    ARTICLE V
                                  CONSTRUCTION

            Construction of any tenant improvements for the Premises shall be accomplished by Landlord and the cost of such construction will be borne by Tenant in accordance with Exhibit F attached hereto. Except as expressly provided in this Lease or in the work letter, if any, Tenant acknowledges that Landlord has not undertaken to perform any modification, alteration or improvement to the Premises.

                                   ARTICLE VI
                             SERVICES AND UTILITIES

      6.1. Services by Landlord. Landlord agrees to furnish the following services:

            (i) Electric current to the Premises for lighting and machines of low electrical consumption, as may, in the judgment of Landlord, be reasonably required for use and occupancy under normal office operations;

            (ii) Air conditioning to the Premises, both heating and cooling (as required by the seasons), as may, in the judgment of Landlord, be reasonably required for comfortable use and occupancy under normal office operations;

            (iii) Cold water (at the normal temperature of the supply of water to the Building) for lavatory and toilet purposes, refrigerated water for drinking purposes and hot water (from the regular Building supply at prevailing temperatures) for lavatory purposes, all of such water service to be supplied from the Building's regular water supply;

            (iv) Janitorial cleaning service to the Premises including such window washing and wall cleaning as may in the judgment of Landlord be reasonably required;

            (v) Passenger elevators to the floor(s) on which the Premises are located for ingress to and egress from the Premises and freight elevator service in common with other tenants but only when scheduled through Landlord in advance; and

            (vi) Electric lighting for all public areas and special service areas of the Building in the manner and to the extent deemed by Landlord to be reasonable and standard.

Landlord. Landlord's cleaning contractor and such cleaning contractor's employees will have access to the Premises after 6:00 p.m. and before 6:00 am and will have the right to use, without charge therefor, all light, power and water in the Premises reasonably required to clean the Premises as required under this Lease. Landlord will be deemed to have observed and performed the terms and conditions to be performed by Landlord under this Lease, including those relating to the provision of utilities and services, if in so doing Landlord acts in accordance with a directive, policy or request of any governmental or quasi-governmental authority.

      6.2. Tenant's Obligations. Tenant will pay for, prior to delinquency, all telephone charges and all other materials and services not expressly the obligation of Landlord that are furnished to or used on or about the Premises during the Term of this Lease.

      6.3. Additional Services.

            6.3.1. Heating and Air Conditioning. If Tenant requires heating or air conditioning after normal business hours or on days other than normal business days. Landlord will furnish such services upon not less than twenty-four (24) hours' advance notice from Tenant. For purposes of this Section
6.3.1 "normal business hours" and "normal business days" shall mean those hours and days in which Landlord agrees to provide air conditioning (both heating and cooling) to the Premises pursuant to paragraph 2 of Exhibit D hereto. Tenant will pay Landlord, as additional rental hereunder, the hourly rate determined annually by Landlord for the use of heating and air conditioning after normal business hours and on days other than normal business days. Such rate shall be the lesser of (i) the actual cost to Landlord for such use, or (ii) $75.00 per hour. Tenant will not, without Landlord's prior written consent in each instance, install in the Premises equipment (including telephone equipment) which generates sufficient heat to affect the temperature otherwise maintainable in the Premises by the air conditioning system as normally operated. If any such heat generating equipment is installed, Landlord may install such supplementary air conditioning units, facilities or services in the Premises, or make such modifications to the Premises' air conditioning system, as may in Landlord's reasonable opinion be required to maintain proper temperature levels, and Tenant will pay Landlord within ten (10) days of receipt of an invoice for the cost thereof, including installation plus Landlord's supervision fee, operation and maintenance expenses.

            6.3.2. Electricity. Tenant's use of electric current in the Premises will not at any the exceed the capacity of any of the electrical conductors and equipment in or serving the Premises. Tenant will not, without Landlord's prior consent in each instance, connect any fixtures, appliances or equipment to the Building's electric distribution system other than through outlets existing on Commencement Date or make any alteration or addition to the electric system of the Premises existing on the Commencement Date. If Landlord grants such consent, all additional risers or other equipment required therefor will be provided by Landlord and the cost thereof will be paid by Tenant to Landlord within ten (10) days after receipt of an invoice therefor. If Landlord grants such consent or if Landlord from time to time reasonably determines that Tenant's use of electricity or any other utility or service in the Premises may be disproportionate to the use of other tenants, Landlord may separately charge Tenant for the excess costs attributable to such disproportionate use. Landlord may install separate metering for any utility service, the cost of which separate metering, including installation and Landlord's supervision fee, Tenant will reimburse to Landlord within ten (10) days after invoicing by Landlord.

            6.3.3. Cleaning. Tenant will pay to Landlord within ten (10) days after receipt of an invoice from Landlord, the costs incurred by Landlord for
(a) extra cleaning work in the Premises required because of the nature of the use and occupancy of the Premises by Tenant, and (b) removal from the Premises and the Building of any refuse and rubbish of Tenant in excess of that ordinarily accumulated in business office occupancy or at times other than Landlord's standard cleaning times. If Tenant desires to have cleaning work done in the Premises in addition to that provided by Landlord pursuant to Section 6.1 hereof. Tenant, will employ Landlord's janitorial cleaning contractor for such services, and the cost of such additional services will be borne solely by Tenant.

            6.3.4. Delivery Charges. In the event Landlord is asked to hold a mail delivery or similar delivery for Tenant due to Tenant's inability to receive it. Tenant shall promptly pay to Landlord a charge of $25.00 for each delivery so held by Landlord. Such payment shall in any event be made no later than the payment date on which the next installment of Base Rental is due. Landlord shall have no responsibility whatsoever with respect to any delivery so held by Landlord.

      6.4. Interruption. Landlord reserves the right, without any liability to Tenant and without affecting Tenant's covenants and obligations hereunder, to stop or interrupt or reduce any of the services listed in this Section 6.1 or to stop or interrupt or reduce any other services required of Landlord under this Lease, whenever and for so long as may be necessary, by reason of (i) the making or repairs of changes in which Landlord is required or is permitted by this Lease or by law to make or in good faith deems necessary or (ii) any other cause beyond Landlord's reasonable control. Landlord does not warrant that the services provided for in Section 6.1 or elsewhere in this Lease will be free from interruption or stoppage and no such interruption or stoppage shall in any manner relieve Tenant of any of Tenant's obligations under this Lease except as expressly provided in this Lease.

                                   ARTICLE VII
                                USE AND OCCUPANCY

      7.1. Quiet Enjoyment. During the Term of this Lease, Landlord agrees to warrant and defend Tenant in the quiet enjoyment and possession of the Premises subject to the terms of this Lease, so long as Tenant is not in default under this Lease. This covenant will be constructed as a covenant running with the land, and is not, nor shall this covenant be constructed as, a personal covenant of Landlord, except to the extent of Landlord's interest in this Lease and only for so long as such interest shall continue, and thereafter this covenant shall be binding only upon subsequent successors in interest of Landlord's interest in this Lease, to the extent of such successor's respective interests, as and when they shall acquire the same, and for so long as such successors shall retain such interest.

      7.2. Tenant's Use. Tenant agrees that the Premises shall be used and occupied by Tenant only for those uses permitted by Section 1.9 of this Lease.

      7.3. Rules and: Regulations. Tenant will comply fully with all requirements of the "Rules and Regulations" (herein so called) of the Building which are contained in attached Exhibit D, provided that, in the event of any conflict between the provisions of this Lease and the Rules and Regulations, the provisions of this Lease will control. Landlord will at all times have the right to change the Rules and Regulations or to promulgate other Rules and Regulations in such reasonable manner as may be deemed advisable for the safety, care, or cleanliness of the Building and Common Areas, and for the preservation of good order therein, all of which Rules and Regulations, changes and amendments will be forwarded to Tenant in writing and will be carried out and observed by Tenant. Tenant further will be responsible for the compliance with such Rules and Regulations by the agents, employees, licensees and invitees of Tenant. Nothing contained in this Lease will be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations against any other tenant or any employees or agents of any other tenant, and Landlord will not be liable to Tenant for violation of the Rules and Regulations by any other tenant or such other tenant's employees, agents, invitees or licensees.

      7.4. Additional Covenants of Tenant.

            7.4.1. Applicable Laws. Tenant agrees to use and maintain the Premises in a clean, careful, safe and proper manner and to comply with all applicable laws, ordinances, orders, rules and regulations of all governmental and quasi-governmental bodies, federal, state, county and municipal (collectively "Applicable Laws") from time to time in force which will affect Tenant's use or occupancy of the Premises. Tenant will pay all costs, expenses, fines, penalties and damages which may be imposed upon Landlord by reason of or arising out of Tenant's failure to fully and promptly comply with and observe such Applicable Laws. Tenant will, at Tenant's expense, procure and maintain all governmental licenses or permits required for the proper and lawful conduct of Tenant's business in the Premises. Tenant will give prompt notice to Landlord of any notice Tenant receives of the violation of any Applicable Laws.

            7.4.2. Waste, Hazards. Tenant agrees not to commit waste or permit waste to be committed or to allow or permit any public nuisance on or in the Premises. Tenant will not use the Premises or allow or permit the same to be used in any way which will increase the rate of fire or other insurance for the Building or the Building's contents or which may render the Building uninsurable at normal rates by responsible insurance carriers authorized to do business in the State of Texas or which may render void or voidable any insurance on the Building or the Building's contents. Tenant will not violate, or permit the violation of any condition imposed by any insurance policy covering the Building and or the Property and will not do, or permit anything to be done in the Premises which would result in the cancellation of, or limit the assertion of any defense by the insured, in whole or in part to claims under any policy of insurance in respect of the Building or the Property. In the event that by reason of Tenant's acts or conduct of business there is an increase in the rate of insurance on the Building or the contents thereof, then Tenant hereby agrees to pay such increase but such payment shall not be deemed a waiver of Landlord's rights to enforce the covenants herein contained.

      7.5 Entry by Landlord. Landlord will have the right at any time to enter the Premises for the purpose of examining and inspecting the Premises and to make such repairs, additions or alterations to the Premises or other portions of the Building as Landlord may deem necessary or proper for the safety, improvement or preservation of the Premises or of the Building, so long as same do not unreasonably interfere with Tenant's use and occupancy of the Premises. During the period of eighteen (18) months prior to the expiration date of this Lease, Landlord and Landlord's agents may exhibit the Premises to prospective tenants.

      7.6 Building Name. Landlord reserves and retains the right at any time and from time to time to change the name by which the Building is designated.

      7.7. Access to Premises. Tenant and clients having business with Tenant shall be permitted access to the Premises twenty-four (24) hours a day, seven
(7) days a week, three hundred and sixty five (365) days a year. Deliveries of less than a van load will be allowed from 9 a.m. to 5 p.m. seven days a week through the main lobby and without prior notice from Tenant to Landlord, from a delivery vehicle standing location approved by the City of Arlington traffic department. It is anticipated that this location will be on the east side of the Building. Landlord will specify to Tenant the arrangements to be made to allow routine access before, during and following sporting and other events at the major league ballpark including the Building. Landlord will provide an emergency vehicle access plan applicable during sports and entertainment events prior to Tenant's occupancy of the Premises.

                                  ARTICLE VIII
                              REPAIRS, ALTERATIONS

      8.1. Repair and Maintenance. Landlord will repair and maintain the structural components of the Building, the basic Building core, the basic Building facilities systems which pass through the Premises and the Common Areas. Tenant will, at Tenant's expense, repair and maintain the Premises, except as provided in the preceding sentence. Tenant will be liable for any damage to the Premises or to any other part of the Building which arises out of any act, omission, misuse or neglect of Tenant or any of Tenant's subtenant's employees, agents, contractors or invitees or any other person entering upon the Premises. Tenant, at Tenant's expense, promptly will replace all scratched, damaged or broken doors and glass in and about the Premises and will be responsible for all repairs, maintenance and replacement of wall and floor coverings in the Premises and replacement of all light bulbs and fluorescent tubes in the Premises. Any repairs in or to the Premises or the Building for which Tenant is responsible will be performed by Landlord at Tenant's expense (including Landlord's supervision fee under Section 4.8 hereof).

      8.2. Surrender of Premises. Upon termination or earlier expiration of this Lease, or upon the exercise by Landlord or Landlord's right to re-enter the Premises without terminating this Lease, Tenant will deliver the Premises to Landlord in a condition comparable to the condition existing on the Commencement Date, ordinary wear, tear and obsolescence only excepted. Tenant will deliver to Landlord all keys for the Premises and combinations to safes located in the Premises. Tenant will, at Landlord's option, remove, or cause to be removed, from the Premises or the Building, at Tenant's expense and as of Expiration Date or earlier termination of this Lease, all signs, notices, displays, millwork, non-movable trade fixtures, or, subject to Section 8.3 of this Lease, any non-Building standard tenant improvements placed in the Premises or the Building. Tenant agrees to repair, at Tenant's expense, any damage to the Premises or the Building resulting from the removal of any articles of personal property, movable business or trade fixtures, machinery, equipment, furniture, movable partitions or non-Building standard tenant improvements, including without limitation, repairing the floor and patching and painting the walls where reasonably required by Landlord. Tenant's obligations under this Section
8.2 will survive the expiration or earlier termination of this Lease. If Tenant fails to remove any item of property permitted or required to be removed at the expiration or earlier termination of the Term, Landlord, may, at Landlord's option, (a) remove such property from the Premises at the expense of Tenant and sell or dispose of same in such manner as Landlord deems advisable, or (b) place such property in storage at the expense of Tenant. Any property of Tenant remaining in the Premises ten (10) days after the Expiration Date or earlier termination of this Lease will be deemed to have been abandoned by Tenant, and in such case such items may be retained by Landlord as Landlord's property or disposed of by Landlord without accountability to Tenant, in such manner as Landlord determines, at Tenant's expense.

      8.3. Alterations and Additions by Tenant. Tenant will make no alterations in or additions to the Premises without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion. If Landlord consents to any alterations or additions, at the end of the Term of this Lease, Tenant shall, at Landlord's option, remove any such alterations or additions from the Premises at Tenant's sole cost and expense. All alterations made by or for Tenant (other than the Tenant's movable trade fixtures) will immediately upon completion of installation become the property of the Landlord, without compensation to the Tenant; provided, however, Landlord will have no obligation to repair, maintain or insure such alterations. Carpeting, shelving cabinetry will be deemed improvements of the Premises and not movable trade fixtures, regardless of how or where affixed. Such alterations will not be removed by Tenant from the Premises either during or at the expiration or earlier termination of the Term and will be surrendered as a part of the Premises unless such alteration is not Building standard and Landlord has requested that Tenant remove same. In addition, Tenant will reimburse Landlord for the cost of all damage done to the Premises or the Building by the installation and/or removal of such alterations or additions.

      8.4. Mechanics and Materialmen's Liens. Tenant will not permit any mechanics' or materialmen's lien or liens to be placed upon the Premises, the Building, the Common Areas or the Property during the term hereof caused by or resulting from any work performed, materials furnished or obligations incurred by or at the request of Tenant, and in the case of the filing of such a lien, Tenant promptly will pay the same. If default in payment thereof continues for twenty (20) days after written notice thereof from Landlord to Tenant, Landlord will have the right and privilege at Landlord's option of paying the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, will be additional rental hereunder due from Tenant to Landlord and will be repaid to Landlord within ten (10) days after delivery to Tenant of an invoice therefor.

                                   ARTICLE IX
                                    INSURANCE

      9.1. Tenant's Insurance.

            9.1.1. Liability Insurance. Tenant agrees to carry comprehensive or commercial general liability insurance, with contractual liability protection in the amount set forth in Section 1.10 hereof.

            9.1.2. Property Insurance. Tenant will also carry "all risks" property insurance in the amount of one hundred percent (100%) of replacement cost on all leasehold improvements, betterments, fixtures and other contents located in the Premises.

            9.1.3. Policy Form. Such insurance will be written by an insurance carrier acceptable to Landlord which carries a Best's Insurance Report's rating of A XII (or an equivalent rating if Best's ratings are substantially revised or discontinued) and will name Landlord as either an "additional insured" or insured "as interest shall appear". Landlord will be furnished, within thirty
(30) days after execution hereof, with a certificate of insurance of the original policy, and of all renewals within thirty (30) days before the effective dates of such renewals. Such certificate will contain an endorsement to the effect that the insurance company will give Landlord thirty (30) days, prior written notice by certified mail in the event of cancellation, non-renewal or material change in any such policy. Landlord may from time to time, require that the amount of liability insurance to be maintained by Tenant under Section
9.1.1 be increased so that the amount thereof adequately protects Landlord's interest.

      9.1. INDEMNITY. LANDLORD WILL NOT BE LIABLE TO TENANT OR TO ANY OF TENANT'S AGENTS, EMPLOYEES, LICENSEES OR INVITEES FOR ANY DAMAGE TO PERSON OR

PROPERTY HOWSOEVER CAUSED, EXCEPT TO THE EXTENT CAUSED BY LANDLORD'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, TENANT HEREBY AGREES TO INDEMNIFY AND HOLD LANDLORD HARMLESS FROM ANY LOSS, COST, EXPENSE, LIABILITY OR CLAIMS FOR DAMAGE (INCLUDING REASONABLE ATTORNEY'S FEES) WHICH RESULT FROM ANY OCCURRENCES ON THE PREMISES OR WHICH RESULT DIRECTLY OR INDIRECTLY FROM TENNANT'S USE AND OCCUPANCY OR THE PREMISES, INCLUDING WITHOUT LIMITATION, FROM ANY OCCURRENCE ARISING FROM THE NEGLIGENCE OF LANDLORD OR LANDLORD'S AGENTS, EMPLOYEES OR CONTRACTORS, EXCEPT TO THE EXTENT CAUSED BY LANDLORD'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. FOR PURPOSES OF THIS SECTION 9.2, THE TERM "LANDLORD" WILL BE DEEMED TO INCLUDE ANY SHAREHOLDER, OWNER, PARTNER, PRINCIPAL, DIRECTOR, OFFICER, AGENT, SERVANT, EMPLOYEE OR AFFILIATE OF LANDLORD.

      9.3. Waiver of Subrogation. Each party agrees to notify such party's property insurance carrier of the existence of this waiver of subrogation provision and to have included in each of the property insurance policies required to be carried by such party under this Lease a waiver of the insurer's right of subrogation against the other party during the Term of this Lease or, if such waiver should be unobtainable or unenforceable, (i) an express agreement that such policy will not be invalidated if the insured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty or (ii) any other form of permission for the release of the other party. If such waiver, agreement or permission is, or will cease to be, obtainable from either party's then current insurance company, the insured party will so notify the other party promptly after learning thereof, and shall use its best efforts to obtain same from another acceptable insurance company. Each party hereby releases the other party, with respect to any claim (including a claim for negligence) which such party might otherwise have against the other party, for loss, damage or destruction with respect to such party's property occurring during the Term of the Lease with respect to any loss, damage or destruction insured under a policy or policies containing a waiver of subrogation or permission to release liability, as provided above.

      9.4. Control of Proceeds. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the Premises will be for the sole benefit of the party carrying such insurance and under such party's sole control.

                                   ARTICLE X
                           ASSIGNMENT AND SUBLETTING

      10.1. Consent. Tenant will not assign this Lease or sublet all or any portion of the Premises without the prior written consent of the Landlord. If consent to any assignment or subletting is given by Landlord, such consent will not relieve the Tenant or any guarantor of this Lease from any obligation or liability under this Lease. If this Lease is assigned or any part of the Premises is occupied by any person other than the Tenant without the consent of Landlord, the Landlord may nevertheless collect Base Rental and additional rent from the assignee or occupant, and apply the net amount collected to the Base Rental and other amounts payable under this Lease, but in no event will such collection be construed as a waiver of this covenant.

      10.2. Landlord's Option. If the Tenant desires to assign this Lease or sublet all or part of the Premises, Tenant will notify Landlord at least sixty
(60) days in advance of the date on which Tenant desires to make such assignment or enter into such sublease. Tenant will provide Landlord with a copy of the proposed assignment or sublease, and sufficient information concerning the proposed sublessee or assignee to allow Landlord to make informed judgments as to the financial condition, reputation, operations and general desirability of the proposed assignee or subtenant(s). Within thirty (30) days after Landlord's receipt of Tenant's proposed assignment or sublease and all required information concerning the proposed subtenant(s) or assignee, Landlord will have the option to:

            (i) Cancel the Lease as to all of the Premises on the effective or commencement date of such proposed assignment or subletting, if Tenant proposes to assign the Lease or sublet more than fifty percent (50%) of the Premises, or cancel the Lease as to the portion of the Premises proposed to be sublet if Tenant proposes to sublet less than fifty percent (50%) of the Premises; or

            (ii) Consent to the proposed assignment or sublease, provided, however, if the rent due and payable by any assignee or sublessee under any such permitted assignment or sublease (or a combination of the rent payable under such assignment or sublease plus any bonus or any other consideration for the assignment or sublease or any payment incident to the assignment or sublease) exceeds the rent payable under the Lease for such space, Tenant will pay to Landlord all of such excess rent and other excess consideration within ten (10) days following receipt of such excess rent and/or consideration by Tenant; or

            (iii) Refuse to consent to the proposed assignment or sublease but allow Tenant to continue in the search for an assignee or sublessee that will be acceptable to Landlord, which option will be deemed to be elected unless Landlord gives Tenant notice providing otherwise.

      10.3 Definition of Assignment. The use of the words "assignment", subletting", "assign", "assigned" or "sublet" in this Article X will include (i) the pledging, mortgaging or encumbering of Tenant's interest in this Lease, or the Premises or any party thereof, (ii) the total or partial occupation of all or any part of the Premises by any person, firm, partnership, or corporation, or any groups of persons, firms, partnerships, or corporations, or any combination thereof, other than Tenant, (iii) an assignment or transfer by operation of law, and (iv) with respect to a corporation, partnership, or other business entity, a transfer or issue by sale, assignment, bequest, inheritance, operation of law, or other disposition, or by subscription, any part or all of the corporate shares of or partnership or other interests in the Tenant, so as to result in any change in the present effective voting control of the Tenant by the party or parties holding such voting control on the date of this Lease. Upon the request of Landlord, Tenant will make available to the Landlord or to Landlord's representatives for inspection all books and records of the Tenant necessary to ascertain whether there has, in effect, been a change in control of Tenant. Item
(iv) of this Section 10.3 will not apply to a corporation whose shares are traded on a nationally recognized stock exchange.

      10.4 Bankruptcy, Insolvency. For purposes of Section 365(f)(2) of the Federal Bankruptcy Code, 11 U.S.C. ss.101, et. seq., as subsequently amended, ("Bankruptcy Code") "adequate assurance of future performance" will include, but not be limited to, a Security Deposit, net worth, solvency, and creditworthiness equal to that of Tenant on the date of this Lease. For purposes of this Lease, "solvent" shall mean that on such date (i) the fair value of the property of such person is greater than the total amount of liabilities, including without limitation contingent liabilities, of such person, (ii) the present fair value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (iii) such person does not intend to, and does not believe that it will, incur debts or liabilities beyond such person's ability to pay as such debts and liabilities mature, (iv) such person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such person's property would constitute an unreasonably small capital, and (v) there is no reasonable expectation that such person's net operating income will not be sufficient to pay its debts and liabilities as they mature. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, will be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee will upon demand execute and deliver to Landlord an instrument confirming such assumption.

      10.5 Landlord's Assignment. Landlord shall have the right to sell, convey, transfer, assign, pledge, mortgage or encumber, in whole or in part, all and every feature of Landlord's rights and obligations hereunder and in the Building and the Property. Upon the occurrence of any sale, conveyance, transfer or assignment, such successor in interest shall be deemed to have assumed Landlord's rights and obligations under this Lease. Landlord shall be released from all obligations hereunder and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

                                    ARTICLE X
                             FIRE AND OTHER CASUALTY

      11.1. Total Destruction. In the event that the Building is totally destroyed by fire, tornado or other casualty or in the event the Premises or the Building is so damaged that rebuilding or repairs cannot be completed within one hundred eighty (180) days after the date of such damage, either Landlord or Tenant may terminate this Lease, in which event the rent will be abated during the unexpired portion of the Term of this Lease effective from the date of such damage. If Tenant wishes to terminate this Lease, Tenant must do so by notifying Landlord in writing of such election within thirty (30) days after the date of the occurrence of the casualty. In determining whether rebuilding or repair can be completed within one hundred eighty (180) days, a statement of the estimated time for rebuilding or repair certified to by Landlord's architect will be conclusive.

      11.2. Partial Destruction. In the event the Building or the Premises is damaged by fire, tornado or other casualty, but only to such extent that rebuilding or repairs can be completed within one hundred eighty (180) days after the date of such damage, or if the damage is more serious but neither Landlord nor Tenant elects to terminate this Lease. In either such extent Landlord will within sixty (60) days after the date of such damage commence to rebuild or repair the Building and/or the Premises and proceed with reasonable diligence to restore the Building and/or the Premises to substantially the same condition in which they existed immediately prior to the happening of the casualty, except that Landlord will not be required to rebuild, repair or replace any part of the furniture, equipment, fixtures and other improvements which may have been placed by Tenant on or within the Premises. Landlord will allow Tenant a fair diminution of rental during the time the Premises is unfit for occupancy. In the event any mortgage under a deed of trust, security agreement or mortgage on the Building requires that the insurance proceeds be applied to the debt secured thereby. Landlord will have no obligation to rebuild, and if Landlord elects not to rebuild, this Lease will terminate upon notice of such election to Tenant. Except as specifically provided above, there will be no reduction of rental and Landlord will have no liability to Tenant by reason of any injury to or interference with Tenant's business or property arising from fire or other casualty, howsoever caused, or from the making of any repairs resulting therefrom in or to any portion of the Building or the Premises. Notwithstanding anything contained herein, rental payable by Tenant hereunder will not be abated if the damage is caused by any act or omission of Tenant, Tenant's agents, invitees, servants, employees or any other person entering upon the Premises under the express or implied invitation of Tenant.

                                   ARTICLE XII
                                 EMINENT DOMAIN

      12.1. Permanent Taking. If the whole or substantially the whole of the Building or of the Premises is condemned or taken in any manner, including a voluntary conveyance by Landlord in lieu of condemnation, during the Term of this Lease by any governmental or quasi-governmental agency through the power of eminent domain, this Lease will cease and terminate as of the date of taking of possession for such purpose. If less than the whole or substantially the whole of the Building or the Premises is taken but the portion of the Premises taken is so great that Tenant cannot continue to conduct business in a manner comparable to the manner in which Tenant conducted Tenant's business prior to the taking, Tenant may elect to terminate this Lease by delivering written notice thereof to Landlord and thereupon this Lease will terminate upon the date of the taking. If less than the whole or substantially the whole of the Building or the Premises is taken but the portion of the Building or the Property taken is such that the taking materially adversely affects the value of the Property or the Building, Landlord may elect to terminate this Lease by delivering written notice thereof to Tenant and thereupon this Lease will terminate upon the date of the taking. Any election to terminate this Lease pursuant to the preceding sentences must be exercised within sixty (60) days after the date of taking. Upon any condemnation of less than the whole of the Building or the Premises which does not result in the termination of this Lease as described above, this Lease will nevertheless terminate as to the portion of the Premises so taken and will continue in full force and effect as to the remaining portion of the Premises and the rent payable hereunder will abate with respect to the portion of the Premises so taken (with no effect on the rental payable for the remainder of the Premises). In any event, Landlord will be entitled to receive the entire award in any condemnation proceeding affecting the Building or the Premises. Tenant hereby expressly assigns to Landlord all of Tenant's right, title and interest in and to any such award or payment.

      12.2. Temporary Taking. If the temporary use or occupancy of all or any part of the Premises is condemned or taken for any public or quasi-public use during the Term of this Lease, this Lease will be and remain unaffected by such condemnation or taking and Tenant will continue to pay in full the Base Rental, and all other sums payable hereunder for any period during such temporary use or occupancy during the Term of this Lease. In the event of any such condemnation or taking, Tenant will be entitled to appear, claim, prove and receive the entire award for such taking (as described in this subparagraph) as represents compensation for use or occupancy of the Premises during the Term of this Lease and Landlord will be entitled to appear, claim, prove and receive the entire award as represents the cost of restoration of the Premises and the award representing use or occupancy of the Premises after the end of the Term of this Lease.


                                    ARTICLE XIII
                                DEFAULT BY TENANT

      13.1. Events of Default. The occurrence of any of the following will constitute a default by Tenant under this Lease.

            13.1.1 Monetary Default. Tenant fails to pay any monetary obligation of Tenant under this Lease at the time such monetary obligation is due and such failure continues for five (5) days thereafter.

            13.1.2. Nonmonetary Default.Tenant fails to comply with any term, provision or covenant of this Lease (including the exhibits hereto), other than the payment of monetary obligations, within thirty (30) days after written notice from Landlord that Tenant has failed to comply with such term, provision or covenant, provided, however, that such notice and cure period shall not apply to Tenant's obligations under Section 9.1 hereof.

            13.1.3. Assignment to Creditors. Tenant makes a general assignment for the benefit of creditors.

            13.1.4. Insolvency. Tenant is no longer Solvent, or becomes unable to pay Tenant's debts as the same become due, or Tenant files or there is filed against Tenant and not dismissed within a period of sixty (60) days, a petition seeking entry as to Tenant of an order for relief under any chapter of the Bankruptcy Code, or under any similar law or statute of the United States or any State thereof.

            13.1.5. Receivership. A receiver, custodian, examiner, sequestrator or trustee is appointed for all or substantially all of the assets of Tenant and the same is not be terminated or stayed within sixty (60) days.

            13.1.6. Abandonment. Tenant fails to take possession or delivery of the Premises within ten (10) days after tender by Landlord or deserts or vacates any substantial portion of the Premises for a period of ten (10) or more consecutive days.

As used in this Section 13.1, the term "Tenant" will be deemed to include any guarantor of Tenant's obligations under this Lease.

      13.2. Remedies. Upon the occurrence of any event of default specified in Sections 13.1.1, 13.1.2, or 13.1.6, Landlord will have the option to pursue any one or more of the following remedies without any further notice or demand whatsoever in addition to those remedies provided in Section 13.4. Upon the occurrence of any other event of default under Section 13.1. this Lease will automatically terminate without action on the part of Landlord and Section
13.2.1 shall control.

            13.2.1. Termination of Lease. Landlord may terminate this Lease, in which event Tenant will immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises, Landlord may, without prejudice to any other remedy which Landlord may have for possession of the Premises or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other party who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages therefor. Tenant will pay to Landlord on the date of such termination damages in an amount equal to the excess, if any, of the present value of the total amount of all rental and other amounts to be paid by Tenant to Landlord hereunder for the period which would otherwise have constituted the unexpired portion of the Term of this Lease over the present value of the fair market rental value of the Premises of such unexpired portion of the Term of this Lease.

            13.2.2. Removal from Premises. Landlord may terminate Tenant's right to occupy the Premises without terminating this Lease, in which event Tenant will immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises, Landlord may, without prejudice to any other remedy which Landlord may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other party who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages therefor. Tenant will pay to Landlord on demand the amounts of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, including the loss of rental for the remainder of the Term of this Lease.

            13.2.3. Relet Premises. Landlord may enter upon and take possession of the Premises and expel or remove Tenant and any other party who may be occupying the Premises or any part thereof without being liable for prosecution or any claim for damages therefor, and if Landlord so elects, relet the Premises on such terms as Landlord deems advisable and receive the rental thereof. Tenant will pay to Landlord on demand any deficiency that may arise by reason of such reletting for the remainder of the Term of this Lease. If the Premises or any portion thereof are relet by Landlord during the unexpired portion of the Term of this Lease, or any part thereof.

before presentation of proof of such damages to any court, commission or tribunal, the amount of rental reserved upon such relenting shall prima facie be the fair and reasonable rental value for the Premises, or part thereof so relet during the Term of the reletting. Landlord will not be liable in any way whatsoever for Landlord's failure or refusal to relet the Premises or any portion thereof are relet, for Landlord's failure to collect the rental under such reletting, and no such refusal or failure to relet or failure to collect rental will release or affect Tenant's liability for damages or otherwise under this Lease. No re-entry or taking of possession of the Premises by Landlord will be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant. Notwithstanding any reletting or re-entry or taking possession. Landlord may at any time thereafter elect to terminate this Lease for a previous default

            13.2.4. Cure Default. Landlord may enter upon the Premises without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease. Tenant will reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease together with Landlord's supervision fee, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action.

            13.2.5. Injunctive Relief. In the event or threatened breach by Tenant of any of Tenant's obligations under this Lease, Tenant expressly acknowledges and agrees that Landlord will also have the right of injunction.

      13.3. Landlord's Damages. The loss or damage suffered by Landlord by reason of termination of this Lease or the deficiency from any reletting as provided for above will include the expense of repossession and any repairs or remodeling undertaken by Landlord following repossession and brokerage fees resulting from reletting the Premises. Should Landlord at any time terminate this Lease for any default, in addition no any other remedy Landlord may have, Landlord may recover from Tenant in addition to any sum set forth above all damages Landlord may incur by reason of such default, including the cost of recovering the Premises and any other consequential damages.

      13.4.Remedies Cumulative. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein. Pursuit of any of the foregoing remedies will not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor will pursuit of any remedy herein provided constitute a forfeiture or waiver of any rental due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained.

      13.5. .Joint and Several Liability. If more than one party is defined as Tenant in this Lease, all of the duties, obligations, promises, covenants and agreements contained in this Lease to be paid and performed by Tenant will be the joint and several obligation of all parties defined as Tenant. Each party defined as Tenant agrees that Landlord in Landlord's sole discretion may (i) institute or bring suit against each such party, jointly and severally, or against any one or more of such parties, (ii) comprise or settle with any one or more of such parties for such consideration as Landlord may deem proper, and
(iii) release one or more of such parties from liability hereunder, and that no such action by Landlord will impair or affect Landlord's right to collect costs, expenses, losses or damages incurred or suffered by Landlord from other parties defined as Tenant, or any of such parties, not so sued, compromised, settled with or released.

      13.6. Lien for Rent. Tenant hereby grants to Landlord an express contractual lien upon all property of Tenant now or hereafter placed in or upon the Premises, except such part of such property as may be exchanged, replaced or sold from time to time in the ordinary course of the operations of Tenant, and at such property will be and remain subject to such lien of Landlord, subject to judicial foreclosure in accordance with the applicable laws of the State of Texas, to secure Landlord in the payment by Tenant of all rental and other sums herein agreed and provided to be paid by Tenant to Landlord hereunder. Such express lien shall be in addition to and cumulative of the landlord's lien provided by the laws of the State of Texas. For the purpose of securing all rental and other sums due hereunder, this Lease will also be deemed a security agreement under the Uniform Commercial Code as such is in effect in the State of Texas, and Landlord will have all rights and remedies provided by such Uniform Commercial Code. Landlord and Tenant agree that five (5) days notice of public or private sale in the event of foreclosure of the rights of Landlord under this security agreement will be reasonable notice. Tenant agrees to execute from time to time financing statements required by Landlord to perfect the lien hereby created.

      13.7. Attorneys' Fees. If legal action is necessary in order for Landlord to enforce this Lease against Tenant. Landlord will be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which Landlord is entitled.

      13.8. Waiver. Forbearance by Landlord no enforce one or more of the remedies herein provided upon an event of default will not be deemed or construed to constitute a waiver of any other violation or default. Landlord's acceptance of rental following an event of default will not be construed as a waiver by Landlord of such event of default, nor be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained.


                                   ARTICLE XIV
                          SUBORDINATION AND ATTORNMENT

      14.1. Subordination. Tenant hereby subordinates this Lease and all rights of Tenant hereunder and this Lease be subject to any ground lease, master lease, mortgage or deed of trust and all liens created pursuant to future advances thereunder which are now or which may from time to time be placed upon the Premises, the Building, the Property or any part thereof, and any such ground lease, master lease, sublease(s), mortgage or deed of trust and all renewals, modifications, consolidations, replacements and extensions thereof (all such encumbrances being collectively referred to herein as the "Encumbrances" or individually as an "Encumbrance") will be superior to and have priority over this Lease. If Landlord has delivered to Tenant the name and business address of the holder of any Encumbrance. Tenant hereby agrees not to enter into any amendment or modification of this Lease without the prior written consent of such holder. This Section 14.1 will be self-operative and no further instrument of subordination will be required.

      14.2. Attornment. Tenant further covenants and agrees that if the lessor of any ground lease acquires title to the Property through termination or assignment of such ground lease or if the lessor of any sublease acquires the Premises through a termination or assignment of such sublease or if the holder of any mortgage or deed of trust acquires the Premises by foreclosure or deed in lieu of foreclosure, or if any other party acquires the Premises as a purchaser at any foreclosure sale (any such lessor of any ground lease or sublease, holder of any mortgage or deed of trust or purchaser at a foreclosure sale being each hereinafter referred to as the "Purchaser") Tenant will thereafter, but only at the option of the Purchaser, as evidenced by the written notice of the Purchaser's election given to Tenant within a reasonable time after the Purchaser's acquisition of title, remain bound by novation or otherwise to the same effect as if a new and identical lease containing the terms of this Lease between the Purchaser, as landlord and Tenant, as tenant, had been entered into for the remainder of the Term of this Lease effective on the date of the Purchaser's acquisition of title.

      14.3. Further Documentation. Tenant agrees to execute any instrument(s) which may be deemed necessary or desirable to further effect the subordination of this Lease to each such Encumbrance or to confirm any election to continue this Lease in effect in the event of foreclosure or ground lease or sublease termination or assignment as above provided. Landlord is hereby irrevocably appointed and authorized as agent and attorney-in-fact (such power to be deemed to be coupled with an interest) of Tenant to execute and deliver all such subordination instruments in the event that Tenant fails to execute and deliver such instruments within five (5) days after notice from Landlord requesting the execution thereof. The Purchaser will not be liable for any act or omission of Landlord, subject to any offsets or defenses which Tenant might have against Landlord, or bound by any prepayment by Tenant of more than one (1) month's advance rent or bound by any modification of this Lease entered into after the date of execution of the mortgage or deed of trust through which the Purchaser acquired title unless such prepayment or modification has been approved in writing by the Purchaser. If the Purchaser requires any modification(s) of this Lease, Tenant will, at Landlord's request. promptly execute and deliver to Landlord such instruments effecting such modification(s) as Landlord requires, provided that such modification(s) do not adversely affect in any material respect any of Tenant's rights under this Lease.


                                   ARTICLE XV
                              ESTOPPEL CERTIFICATES

      15.1. Tenant's Certificate. Tenant agrees that upon tender of possession of the Premises and from time to time thereafter, upon not less than ten (10) days' prior written request by Landlord. any ground lessor of Landlord, any sublessor of Landlord or any mortgagee of Landlord. Tenant will execute, acknowledge and deliver to Landlord and for such ground lessor, sublessor or mortgagee a statement in the form of Exhibit E attached hereto. Any such statement may be relied upon by any prospective transferee or mortgagee of all or any portion of the Building or the Property, or any assignee of any such persons. If Tenant fails to deliver timely such statement, Tenant will be deemed to have acknowledged that this Lease is in full force and effect, without modification except as may be represented by Landlord, and that there are no uncured defaults in Landlord's performance.

      15.2. Landlord's Certificate. Landlord agrees that from time to time, upon not less than ten (10) days' prior to written request by Tenant, Landlord will deliver to Tenant a statement in writing certifying: (i) that this Lease is unmodified and in full force and effect (or if there have been modification, that this Lease as modified is in full force and effect and stating the modifications); (ii) the dates to which rent and other charges have been paid; and (iii) that Landlord has no knowledge of any default by Tenant under any term or provision of this Lease or if in default the nature thereof in detail in accordance with an exhibit attached thereto.


                                   ARTICLE XVI
                              INTEREST OF LANDLORD

      16.1. Consents. If Tenant requires Landlord's consent under any provision of this Lease and Landlord fails or refuses to give such consent. Tenant will not be entitled to any damages for any withholding by Landlord of Landlord's consent; it is being intended that Tenant's sole remedy will be an action for specific performance or injunction, and that such remedy will be available only in those cases where Landlord has expressly agreed in this Lease not to unreasonably withhold Landlord's consent or where as a matter of law Landlord may not unreasonably withhold Landlord's consent.

      16.2. Force Majeure. Whenever a period of time is herein prescribed for action to be taken by Landlord, Landlord will not be liable or responsible for, and there will be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the control of Landlord.

      16.3. Best Efforts. Whenever in this Lease or any exhibits or attachments thereto, if any, there is imposed upon Landlord the obligation to use Landlord's best efforts or reasonable efforts or diligence. Landlord will be required to exert such efforts or diligence only to the extent the same are economically feasible and will not impose upon Landlord extraordinary financial or other burdens.

      16.4.Exculpation. In any action brought by Tenant against Landlord, Tenant will look only to Landlord's interest in the Property and the Building for satisfaction of Tenant's remedies or for the collection of a judgment or other judicial process requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use and occupancy of the Premises. As used in this Section 16.4, the term "Landlord" will be deemed to include any partner. principal, director, officer, agent, servant or employee of Landlord.


                                  ARTICLE XVII
                                     NOTICES

      Each provision of this Lease with reference to the sending, mailing or delivery of any notice, or with reference to the making of any payment by Tenant to Landlord, will be deemed to be complied with when and if the following steps are taken:

            (i) All rent and other payments required to be made by Tenant to Landlord hereunder will be payable to Landlord at the address set forth in
Section 1.11, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith.

            (ii) Any notice or document required to be delivered hereunder will be deemed to be delivered, whether or not received, when deposited in the United States mail, postage prepaid, certified or registered mail, with return receipt requested, addressed to the parties hereto at the respective addresses set in
Section 1.11. or at such other address as they have theretofore specified by written notice delivered in accordance herewith, provided that after the Commencement Date Tenant's address for notice or other communication shall be Tenant's address in the Building.


                                  ARTICLE XVIII
                                     BROKERS

      Tenant warrants and represents that Tenant has had no dealings with any broker or agent (other than the Broker named in Section 1.12) in connection with the negotiation or execution of this Lease. Landlord and Tenant hereby agree to indemnify and hold the other party harmless from any such claims or liability arising or resulting from anyone claiming such a commission by, through or under the indemnifying party.


                                   ARTICLE XIX
                              RELOCATION OF TENANT

      19.1. Substitute Premises. Landlord may, at Landlord's option, before or after the Commencement Date, elect by notice to Tenant to substitute for the Premises other office space in the Building ("Substitute Premises") designated by Landlord, provided that the Substitute Premises contains approximately the same number of Rentable Square Feet as the Premises and has a configuration substantially similar to that of the Premises. Landlord's notice will be accompanied by a plan of the Substitute Premises, and such notice or plan will set forth the number or Rentable Square Feet contained in the Substitute Premises. Tenant will vacate and surrender the Premises and will occupy the Substitute Premises promptly and, in any event, not later than fifteen (15) days after Landlord has substantially completed the work to be performed by Landlord in the Substitute Premises pursuant to Section 19.3.

      19.2. Substitute Premises Rental. The Base Rental for the Substitute Premises will be the product of the Base Rental rate per Rentable Square Foot (according to the schedule of Base Rent for the Building which is on file in Landlord's office an the time of relocation) multiplied by the number of Rentable Square Feet in the Substitute Premises but in no event more than the total Base Rental for Premises at such date. In addition to the payment of Base Rental for the Substitute Premises. Tenant will pay the Tenant's Pro Rata Share of Building Operating Costs and the Premises' Pro Rata Share of Energy Costs in accordance with Section 4.2 hereof, except that the Pro Rata Shares of such costs will be subject to adjustment based upon the number of Rentable Square Feet contained in the Substitute Premises.

      19.3. Landlord's Obligations. Tenant will not be entitled to any compensation for any inconvenience or interference with Tenant's business due to relocation of Tenant, nor to any abatement or reduction of Base Rental or additional rental under this Lease; but Landlord will at Landlord's expense do the following: (i) furnish and install in the Substitute Premises fixtures, equipment, improvements and appurtenances at least equal in quantity and quality to those contained in the Premises at the time such notice of substitution is given by Landlord, (ii) provide to Tenant personnel to perform under Tenant's direction the moving of Tenant's personal property and fixtures from the Premises to the Substitute Premises, (iii) promptly reimburse Tenant for Tenant's actual and reasonable out-of-pocket costs incurred by Tenant in connection with the relocation of any telephone or other communications equipment from the Premises to the Substitute Premises, and (iv) promptly reimburse Tenant for any other actual and reasonable out-of-pocket costs incurred by Tenant in connection with the Tenant's move from the Premises to the Substitute Premises, provided such costs are approved in writing by Landlord in advance, which approval will not be unreasonably withheld or delayed.

        19.4.Tenant's Obligations. Tenant agrees to cooperate within Landlord so as to facilitate the prompt completion by Landlord of Landlord's obligations under this Article XIX and the prompt surrender by Tenant of the Premises. Without limiting the generality of the preceding sentence, Tenant agrees (i) to provide to Landlord promptly any approvals or instructions, and any plans and specifications or any other information reasonably requested by Landlord, and
(ii) to promptly perform in the Substitute Premises any work to be performed therein by Tenant to prepare the same for Tenant's occupancy.

      19.5.Status of Lease. From and after the date that Tenant shall actually vacate and surrender the Premises to Landlord, this Lease (i) will no longer apply to the Premises, except with respect to obligations which accrued on or prior to surrender date, and (ii) will apply to the Substitute Premises as if the Substitute Premises had been the space originally demised under this Lease.


                                   ARTICLE XX
                                  MISCELLANEOUS

      20.1. No Implied Waiver. No provision of this Lease will be deemed to have been released or waived by Landlord or Tenant unless such release or waiver is in writing and is signed by the party to be bound.

      20.2. No Recording. Tenant agrees that Tenant will not record this Lease or a memorandum thereof or a reference thereto without first securing the prior written consent of Landlord, which may be withheld at Landlord's sole discretion. However, Tenant agrees upon the written request of Landlord to execute, acknowledge and deliver to Landlord a short form lease in recordable form. Such memorandum will not be deemed to change or affect any of the obligations or provisions of this Lease.

      20.3. Independent Contractor. It is understood and agreed that in leasing and operating the Premises, Tenant is acting as an independent contractor and is not acting as agent, partner, joint venturer or employee of Landlord, and nothing contained in this Lease shall create any relationship between the parties hereto other than that of landlord and tenant.

      20.4. Survival. All of the terms, conditions, covenants, promises and agreements contained in this Lease will survive the expiration or termination of this Lease with respect to all rights or remedies which have accrued prior to such expiration or termination.

      20.5. Severability. If any term or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease will not be affected thereby. Each covenant, agreement, obligation or other provision of this Lease to be performed by Tenant will be deemed and construed as a separate and independent covenant of Tenant and not as dependent on any other provision of this Lease.

      20.6. Amendments This Lease may non be altered, changed or amended, except by an instrument in writing signed by both parties hereto. No custom or practice which may arise between the parties in the administration of the terms, provisions, covenants and conditions hereof will be construed to modify, waive or lessen the rights of Landlord hereunder.

      20.7. Binding Effect. The terms, provisions, covenants and conditions contained in this Lease will apply to inure to the benefit of, and be binding upon the parties hereto, and upon such parties' respective permitted assigns, successors in interest and legal representatives, except as otherwise herein expressly provided.

      20.8. Gender. Words of any gender used in this Lease will be construed to include any other gender, and words in the singular number will be construed to include the plural unless the context otherwise requires.

      20.9. Captions. The captions contained in this Lease are for convenience of reference only, and in no way limit or enlarge the terms, provisions, covenants and conditions of this Lease.

      20.10. Exhibits. All exhibits, attachments, annexed or referenced instruments and addenda referred to herein will be considered a part hereof for all purposes with the same force and effect as if copied verbatim herein.

      20.11. Entire Agreement. This Lease and the attachments and exhibits thereto constitute the entire agreement between the parties hereto with respect to the subject matter of this Lease. Tenant expressly acknowledges and agrees that Landlord has not made and is not making and Tenant, in executing and delivering this Lease is not relying upon any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this Lease and will expressly refer to this Lease. All understandings and agreements heretofore had between the parties are merged in this Lease and any other written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation with neither party relying upon any statement or representation not embodied in this Lease or in other written agreements(s) made concurrently herewith.

      20.12. Counterparts. This Lease may be executed in several counterparts, each of which will be deemed an original, and all of which shall constitute but one and the same instrument.

      20.13. GOVERNING LAW AND VENUE. THIS LEASE AND ALL OF THE TRANSACTIONS CONTEMPLATED HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, AND LANDLORD AND TENANT BOTH IRREVOCABLY AGREE THAT THEIR RESPECTIVE AGREEMENTS AND OBLIGATIONS HEREUNDER SHALL BE

PERFORMABLE IN TARRANT COUNTY, TEXAS, AND THAT VENUE FOR ANY ACTION ARISING UNDER OR RELATING TO THE TERMS OF THIS LEASE SHALL BE IN TARRANT COUNTY, TEXAS.

      20.14. No Reservation. Submission by Landlord of this instrument to the Tenant for examination or signature does not constitute a reservation of or option for lease. This Lease will be effective as a lease or otherwise only upon execution and delivery by both Landlord and Tenant.

      EXECUTED as of the day, month and year first above written.


TENANT                                  LANDLORD:
ROYAL MORTGAGE CORPORATION              EMERALD DIAMOND, L.P.


By: /s/ G. William Barnett, II          By: /s/ [ILLEGIBLE]
   ---------------------------------       -------------------------------------
G. William Barnett, II                  Authorized Representative

Title: Executive Vice President
      ------------------------------


ATTEST:
PALISADES REALTY, INC.
dba Reilly Brothers Property Company


By: /s/ [ILLEGIBLE]
   ---------------------------------
Title: President
      ------------------------------

                                    EXHIBIT A

                                       to

                                  OFFICE LEASE

                                     between

                              EMERALD DIAMOND, L.P.

                                       and

                           ROYAL MORTGAGE CORPORATION


                    [TO CONTAIN A FLOOR PLAN OF THE PREMISES]

                            PRELIMINARY PLAN "B" FOR
                            SUNBELT CAPITAL COMPANY

                               [GRAPHIC OMITTED]

                            PRELIMINARY PLAN "B" FOR
                            SUNBELT CAPITAL COMPANY

                               [GRAPHIC OMITTED]

                                   EXHIBIT B

                                       to

                                  OFFICE LEASE

                                    between

                             EMERALD DIAMOND, L.P.

                                      and

                           ROYAL MORTGAGE CORPORATION

      A four (4) story office structure shown as the cross-hatched area on the drawing below, such structure being included in The Ballpark in Arlington, located at the northwest corner of the intersection of Randol Mill Road and Stadium Drive in the City of Arlington, Tarrant County, Texas.

                                   EXHIBIT B

      A four (4) story office structure shown as the cross-hatched area on the drawing below, such structure being included in The Ballpark in Arlington, located at the northwest corner of the intersection of Randol Mill Road and Stadium Drive in the City of Arlington, Tarrant County, Texas.

                               [GRAPHIC OMITTED]

                                   EXHIBIT C

                                       to

                                  OFFICE LEASE

                                    between

                             EMERALD DIAMOND, L.P.

                                      and

                           ROYAL MORTGAGE CORPORATION

                        BUILDING OPERATING COST EXAMPLES


      1. Cost Examples. The following are, without limitation, examples of Building Operating Costs:

            (a) Labor Costs. Costs, charges and expenses incurred for the services of the following classes of employees of Landlord and/or independent contractors performing services required or utilized in connection with the operation, repair and maintenance of the Building and Common Areas including, without limitation, all expenses incurred by Landlord or on Landlord's behalf which shall be directly related to employment of personnel, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and other similar taxes, worker's compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on or on behalf of Landlord pursuant to any collective bargaining agreement.

                  (i) the building manager, assistants and the clerical staff attached to the Building;

                  (ii) window cleaners, elevator operators, and miscellaneous handymen;

                  (iii) porters, cleaners and janitors employed in and about the Building and Common Areas;

                  (iv) watchmen, caretakers, security guards and persons engaged in patrolling and protecting the Building, Common Areas and the Property;

                  (v) superintendents, assistant superintendents, carpenters, engineers, firemen, mechanics, electricians and plumbers and any and all other Building personnel engaged in the operation, repair and maintenance of any part of the Property, the Building, the Common Areas, and the heating, air-conditioning, ventilating, plumbing, electrical and elevator systems of the Building and Common Areas; and

                  (vi) personnel, but not officers or executives of Landlord if such personnel are full time on-premises employees an the Building and Common Areas.

            (b) Supplies. The cost of materials and supplies, including, without limitation, toilet supplies, keys and signs, used in the operation, repair and maintenance of the Building and Common Areas.

            (c) Replacement. The cost of replacements for tools and equipment used in the operation, repair and maintenance of the Building and Common Areas.

            (d) Professional Fees. Legal or other professional fees incurred in connection with Building and Common Areas operations excluding fees paid in connection with leasing activity.

            (e) Contractors. Amounts charged to Landlord by contractors for services, materials and supplies furnished in connection with the operation, repair and maintenance of any part of the Building, the Common Areas, and the heating, air conditioning, ventilating, plumbing, electrical, elevator and other systems of the Building and Common Areas.

            (f) Management. Administrative and management fees for the Building (if Landlord manages the Building, the amount included for management fees will not exceed the amount typically charged by independent management companies in the area where the Building is located).

            (g) Insurance. Premiums paid by Landlord for property insurance, whether all risks or fire and extended coverage insurance, earthquake and extended coverage insurance, liability, comprehensive general liability insurance, and other insurance customarily carried from time to time by landlords of first class office buildings or, if Landlord self-insures with respect to any of the Landlord in an amount equal to the cost of the premiums for such policies.

            (h) Water. Water and sewer charges.

            (i) Taxes. Taxes, including (i) real estate taxes and assessments, if any, on the Property, the Building or the Premises, and taxes and assessments levied in substitution or supplementation in whole or in part of such taxes,
(ii) personal property taxes for the Building's personal property, including license expenses, (iii) franchise fees, (iv) taxes imposed on services of Landlord's agents and employees, and (v) all other taxes or fees now or hereafter levied by any governmental authority on the Building, the Property or its contents or on the operation and use thereof but excluding income taxes.

            (j) Decorations. The cost of painting or otherwise decorating any part of the Building including holiday decorations for the lobby and other public portions of the Building and Common Areas below the second floor.

            (k) Landscaping. Landscaping expenses.

            (l) Equipment Rentals. Rental costs of equipment or other personal property used in connection with the management, operation or repair of the Property, the Building Common Areas and the appurtenances thereto.

            (m) Cost Savings and Required Improvements. The amortization of the cost of the following items, the cost of such items to be amortized over a minimum period of five (5) calendar years and to be calculated without interest.

                  (i) improvements, additions, changes or replacements required by law, ordinance or requirement of any governmental authority having jurisdiction, to be made to the Property, the Building or the equipment thereof.

                  (ii) replacements of component parts of the Building and Building equipment and property, and

                  (iii) expenditures of a capital nature if such capital expenditures are reasonably expected to result or do result in cost savings.

            (n) Other Costs. All other incurred costs and charges which are generally recognized by the City of Arlington, Texas real estate industry as constituting operating costs of a first-class office building or the land on which the Building is situated.

      2. Net Character. Building Operating Costs shall be "net" only, and for that purpose shall be reduced by the amounts of any reimbursement or credit owed to Landlord from any source, including Tenant and other tenants of the Building.

                                   EXHIBIT D              Revised as of 12/14/94

                                       to

                                  OFFICE LEASE

                                    between

                              EMERALD DIAMOND, LP.

                                      and

                           ROYAL MORTGAGE CORPORATION


                             RULES AND REGULATIONS


      1. Parties. For purposes of these Rules and Regulations, "tenant" includes the servants, employees, agents, invitees and licensees of such tenant, others permitted by such tenant to use or occupy such tenant's premises, and anyone for whom such tenant is otherwise legally responsible.

      2. After Hours Air Conditioning. Air conditioning (both heating and cooling) shall be provided by Landlord from Monday through Saturday only between the hours from 6:00 AM. to 6:00 P.M. No air conditioning (heating or cooling) will be provided on Sundays or on state or national legal holidays. If any tenant requires air conditioning (heating or cooling) at hours or on days other than as specified above, Landlord agrees to furnish the same for the area designated in a written request delivered by such tenant to the Building Manager not less than twenty-four (24) hours prior to the date upon which such tenant requests such extra usage, and for such service, such tenant will pay Landlord, upon delivery of an invoice, Landlord's then established charges therefor.

      3. Electrical Equipment. Landlord has not agreed to furnish electrical capacity for the Premises in excess of three (3) watts per Rentable Square Feet. If any tenant requires electricity in excess of that which Landlord has agreed to provide, Landlord will, upon the written request of such tenant and the written agreement of such tenant to pay all costs and expenses for the same, make reasonable efforts to supply such service through the then existing feeders servicing the Building. No machinery or mechanical equipment other than ordinary portable business machines may be installed or operated in any tenant's premises without Landlord's prior written consent, which consent will not be unreasonably withheld or delayed, and in no case (even where the same are of a type so excepted or as so consented to by Landlord) will any machines or mechanical equipment be so placed or operated so as to impair or interfere with any of the Building's services or the proper and economic heating, cooling, cleaning or other servicing of any portion of the Building or so as to disturb other tenants but machines and mechanical equipment which may be permitted to be installed and used in a tenant's premises shall be so equipped, installed and maintained by such tenant as to prevent any disturbing noise, vibration or electrical or other interference from being transmitted from such premises to any other area of the Building.

      4. Common Areas. The rights of each tenant in the entrances, corridors and elevators servicing the Building are limited to ingress to and egress from such tenant's premises, and no tenant will use, or permit the use of, the entrances, corridors or elevators for any other purpose. No tenant shall invite to the tenant's premises or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, elevators and other facilities of the Building by any other tenants. Fire exits and stairways are for emergency use only and will not be used for any other purpose by the tenants. No tenant will encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, plazas, entrances, corridors, elevators, fire exits or stairways of the Building. Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as Landlord, in its reasonable judgment, deems best for the benefit of the tenants generally.

      5. Nails, Hooks. No nails, hooks or screws will be driven unto or inserted in any part of the Building, except by Building maintenance personnel.

      6. Signs. No signs, posters, advertisements, or notices shall be painted or affixed on any of the windows or doors, or other parts of the Building, except of such color, size and style and in such places, as shall be first approved in writing by the Landlord. No lettering, sign, advertisement, notice or object shall be displayed in or on the exterior windows or doors, or on the outside of any tenant's premises, or at any point inside any tenant's premises where the same might be visible outside of such premises, without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred in such removal to the tenant violating this rule. Interior signs, elevator cab designations and lettering on doors and the Building directory will, if and when approved by Landlord, be inscribed, painted or affixed for each tenant by Landlord an the expense of such tenant, and will be of a size, color and style acceptable to Landlord. Landlord shall have the right to prohibit any advertising or identifying sign by any tenant which, in Landlord's reasonable judgment, tends to impair the reputation of the Building or its desirability as a building for others, and upon written notice from Landlord, such tenant shall refrain from and discontinue such advertising or identifying sign.

      7. Hazards. Tenant will not do anything, or permit anything to be done, in or about the Building, or bring or keep anything therein, that will in any way increase the possibility of fire or other casualty or obstruct or interfere with the rights of, or otherwise injure or annoy, other tenants, or do anything in conflict with laws, rules or regulations of any governmental authority. In addition, tenant will not use or keep in the Building any inflammable explosive fluid or substance or otherwise dangerous fluid, chemical or substance or any illuminating material, unless it is battery powered, Underwriters' Laboratory approved.

      8. Heavy Equipment. Landlord will have the power to prescribe the weight and position of safes or other heavy equipment which may overstress any portion of the floor. All damage done to the Building by the improper placing of heavy items which overstress the floor will be repaired at the sole expense of the tenant which causes such damage. If, in the judgment of Landlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution will be done at the expense of the tenant and in such manner as Landlord shall determine.

      9. Security. All entrance doors in the premises will be left locked when the premises are not in use.

      10. Deliveries, Removals. All deliveries must be made through the service entrance and service designated elevator after normal working hours which hours will be determined by the Landlord from time to time. Prior approval must be obtained from the Landlord for any deliveries that must be received after normal working hours. All removals, or the carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description must take place during such hours, in such elevators and in such manner as Landlord or its agent may determine from time to time. The persons employed to move safes and other heavy objects must be acceptable to Landlord. Arrangements will be made with Landlord by any tenant moving large quantities of furniture and equipment into or out of the Building. All labor and engineering costs incurred by Landlord in connection with any moving specified in this rule, including a reasonable charge for overhead and profit, will be paid by tenant to Landlord on demand.

      11. Cleaning. All tenants will cooperate with Building employees in keeping all parts of the Building neat and clean.

      12. Hallways. No showcases or other articles will be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, elevator shafts or stairways.

      13. Animals. No birds, animals or reptiles, or any other creatures, will be brought into or kept in or about the Building.

      14. Control of Access. Landlord may refuse admission to the Building outside of normal business hours, which hours will be determined by the Landlord from time to time, to any person not known to the watchman in charge or not having a pass issued by Landlord or the tenant whose premises are to be entered or not otherwise properly identified, and Landlord may require all persons admitted to or leaving the Building outside of such times to provide appropriate identification. Tenant will be responsible for all persons for whom it issues any such pass and shall be liable to Landlord for all acts or omissions of such persons. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character or reputation of the Building or of its tenants may be denied access to the Building or may be ejected therefrom. During any invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building by closing the doors or otherwise for the safety of the tenants and protection of property in the Building. Tenants and anyone else who desires to enter the Building after normal working hours will be required to sign in upon entry and sign out upon leaving, giving their location during their stay and their time of arrival and departure.

      15. Evacuation. Landlord has the right to evacuate the Building in the event of emergency or catastrophe.

      16. Window Coverings. No awnings or other projections will be attached to the outside walls of the Building. Tenants will not install any window shades, screens, drapes, covers, or other materials on or at any window in the premises without Landlord's prior written consent. Tenants will ensure that all blinds are closed on all windows in the premises while they are exposed to the direct rays of the sun. If Landlord elects to install any energy saving film on the windows of the premises or to install energy saving windows in place of the present windows, all tenants shall cooperate with the reasonable requirements of Landlord in connection with such installation and permit Landlord to have access to the premises at reasonable times during business hours to perform such work.

      17. Damage to Common Areas. The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants caused by any tenant will be paid by such tenant. Each tenant will carry out tenant's repair, maintenance, alterations and improvements in the premises only during times agreed to in advance by Landlord and in a manner which will not interfere with the rights of other tenants in the Building.

      18. No Lodging. The Premises will not be used or permitted to be used for residential, lodging, or sleeping purposes or for the storage of personal effects or property not required for business purposes.

      19. Carpet Protection. In those portions of the premises where carpet has been provided directly or indirectly by Landlord, tenant will at its own expense install and maintain pads to protect the carpet under all furniture having casters other than carpet casters.

      20. Control of Soliciting. Landlord reserves the right to restrict or prohibit canvassing, soliciting or peddling in the Building.

      21. Food Service. Only persons approved from time to time by Landlord may prepare, solicit orders for, sell, service or distribute foods or beverages in the Building, or use the elevators, corridors or common areas for any such purpose. Except with Landlord's prior written consent and in accordance with arrangements approved by Landlord, no tenant will permit on tenant's premises the use of equipment for dispensing food or beverages or for the preparation, solicitation of orders for, sale, serving or distribution of food or beverages. No tenant will obtain or accept for use in its premises ice, drinking water, food, beverage, towel, barbering, floor polishing, cleaning or other similar services from any persons reasonably prohibited in writing from furnishing such services. Such services will be furnished only at such hours, and under such reasonable regulations, as may be fixed by Landlord from time to time.

      22. Additional Locks and Keys. Additional locks on bolts of any kind which will not be operable by the master key system for the Building will not be placed upon any of the doors or windows by any tenant, nor will any changes be made in locks or the mechanism thereof which will make such locks inoperable by the master key system. Additional keys for a tenant's premises and toilet rooms will be procured only from Landlord who may make a reasonable charge therefor. Each tenant will, upon the termination of its tenancy, turn over to Landlord all keys to stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys furnished by Landlord, such tenant will pay to Landlord the cost thereof.

      23. Inspection of Items. Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or the Lease of which this Exhibit is a part. Landlord may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package or object or matter and the tenant from whose premises the package or object or matter is being removed, but the establishment and enlargement of such requirement will not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord will in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the premises or the Building under the provisions of these Rules and Regulations.

      24. Prohibition Uses. No tenant will occupy or permit any portion of its premises to be occupied as an office for the possession, storage, manufacture, or sale of liquor, narcotics, dope, tobacco in any form, or as a barber, beauty or manicure shop, or as a school. No tenant will use its premises or any part thereof for manufacturing, or the sale and retail or auction of merchandise, goods or property of any kind.

      25. Odors. No tenant will cause or permit any unusual or objectionable odors to emanate from its premises which would annoy other tenants or recreate a public or private nuisance. No cooking will be done in the premises of any tenant except as is expressly permitted in such tenant's Lease.

      26. Utility Use by Janitors. Landlord, its contractors, and their respective employees, will have the right to use, without charge therefor, all light, power and water in the premises of any tenant while cleaning or making repairs or alterations in the premises of such tenant.

      27. Hand Trucks. Hand trucks not equipped with rubber tires and side guards will not be used within the Building.

      28. Requests by Tenant. The requirements of tenants will be attended to only upon application at the office of the Landlord in the Building. Employees of Landlord will not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

      29. Misuse of Building Systems. No acids, vapors or other materials will be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant's premises will not be used for any purpose other than the purposes for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances will be deposited therein. Tenant will not use water fixtures for any purpose for which they are not intended nor will water be wasted by tampering with such fixtures. All damages resulting from any misuse of the fixtures will be borne by the tenants causing same.

      30. Balcony and Patio Furnishings. All balcony and patio furnishings must be approved in advance in writing by Landlord. All such furnishings must be manufactured by "Brown & Jordan" and consist of a color scheme approved by Landlord. Tenant's failure to comply with this provision shall be deemed a default under this Lease.

      31. Lights Visible From The Ballpark. Tenant agrees to comply with all rules and requirements from time to time established by Landlord, the Texas Rangers Baseball Club (the "Club"), the American League of Professional Baseball Clubs (the "League") and/or Major League Baseball ("Baseball") with respect to lights located in, on or around the Premises which may be visible from other areas of The Ballpark in Arlington. In particular, without limiting the generality of the foregoing, Tenant agrees that at no time during Texas Rangers or Major League Baseball games, or games sponsored by either of them, played in The Ballpark in Arlington, nor during times prior thereto or thereafter in which the playing field is in use, will Tenant have any lights or other illuminating devices lighted which could interfere with activities to be conducted in other areas of The Ballpark in Arlington as determined in the discretion of any of Landlord, the Club, the League or Baseball.

      32. USE OF BALCONY. IN ADDITION TO ANY OTHER APPLICABLE LAWS, RULES, REGULATIONS, CODES, ORDINANCES AND OTHER DIRECTIVES OF ANY GOVERNMENTAL OR QUASI-PUBLIC ENTITIES AND OTHER RULES AND REGULATIONS GOVERNING THIS LEASE AND THE USE OF THE PREMISES, AS MAY BE IN EFFECT FROM TIME TO TIME, (1) NO PERSONS UNDER THE AGE OF TWELVE (12) SHALL BE PERMITTED ON THE BALCONY OF THE PREMISES (IF ANY) OR OTHER BALCONIES OF THE BUILDING UNLESS ACCOMPANIED AT ALL TIMES BY A PERSON OR PERSONS OF AGE EIGHTEEN (18) OR OLDER; AND (2) NO UNSAFE ACTS SHALL BE PERMITTED ON THE BALCONY OF THE PREMISES OR OTHER BALCONIES OF THE BUILDING, PROVIDED THAT, BY WAY OF EXAMPLE ONLY, THE FOLLOWING SHALL NOT BE PERMITTED ON ANY BALCONIES: ANY RUNNING; THROWING; DROPPING OF ITEMS OR PEOPLE OVER RAILINGS OR OFF OF BALCONIES; CLIMBING, HANGING, SITTING OR STANDING ON OR OVER RAILINGS, BEAMS, COLUMNS, BRACES, SUPPORTS, FIXTURES, PIPES, CONDUIT OR ANY OTHER ITEMS OTHER THAN APPROVED BALCONY FURNISHINGS SUITABLE FOR AND DESIGNED FOR SUCH USE IN SUCH LOCATION.

      33. Access to The Ballpark in Arlington. Tenant's rights to the use and occupancy of the Premises and common areas of the Building pursuant to this Lease do not entitle Tenant to any use or occupancy of The Ballpark in Arlington. Tenant shall not be permitted access to The Ballpark in Arlington without an admission ticket or other authorization from the Texas Rangers Baseball Club. Any access and admission to The Ballpark in Arlington shall be governed by the rules and regulations of the Texas Rangers Baseball Club, including, without limitation, the requirement that no alcoholic beverages may be brought into, or taken out of The Ballpark in Arlington.

      34. Modification of Rules. Landlord reserves the right to rescind, alter or waive any of these Rules and Regulations and to make such other and further Rules and Regulations as in the judgment of Landlord are from time to time be needed for the safety, protection, care and cleanliness of the Building and its Common Areas, the operation thereof, the preservation of good order therein, and the protection and comfort of its tenants, which Rules and Regulations when made and notice thereof given to a tenant will be binding upon such tenant in like manner as if originally herein prescribed. In the event of any conflict, inconsistency, or other difference between the terms and provisions of these Rules and Regulations, as now or hereafter in effect and the terms and provisions of any lease now or hereafter in effect between Landlord and Tenant, the terms and provisions of the Lease will prevail and control.

      35. No Smoking. Landlord has designated the entire Building other than the Friday's Front Row Grill and the Bullpen Bar of the Diamond Club (including, without limitation, the Premises and all balconies (if any) constituting a part of the Building or the Premises) as a non-smoking area pursuant to Article X of the Health Ordinance of the City of Arlington. Accordingly, no smoking is permitted in any portions or areas of the Building other than the Friday's Front Row Sports Grill and the Bullpen Bar of the Diamond Club (including, without limitation, the Premises and all balconies).

      36. No Live Christmas Trees or Space Heaters. Tenant shall not be permitted to have live or natural Christmas trees or space heaters of any type in the Building, including without limitation, in the Premises.

      37. Parking. Tenant shall comply with all rules and regulations concerning parking associated with the Premises or the Building as may be posted and/or distributed from time to time, whether by Landlord or a governmental or quasi-governmental authority.

                                   EXHIBIT E

                                       to

                                  OFFICE LEASE

                                    between

                             EMERALD DIAMOND, L.P.

                                      and

                           -------------------------


                          TENANT ESTOPPEL CERTIFICATE

      ________________________________________, a ___________________ ("Tenant")
executes this Estoppel Certificate to and in favor of __________________________ ________________________________________, a ___________________ corporation
("___________________") and its assignee, ________________________________
("_______________"),a ___________ corporation ("Lender") with reference to the following facts:

            A. This Estoppel Certificate is made with respect to that certain Lease dated ______________ (the "Lease") between _______________________________
__________________________________________ ("Landlord") and Tenant, affecting premises located on certain real property (the "Premises"), in a building known as ______________________________ in the City of _________________, Texas (the
"Building"). Unless the context otherwise requires, capitalized terms used herein but not otherwise defined herein have the meanings set forth in the Lease.

            B. Tenant has been informed by Landlord that Lender has made to Landlord a loan secured by a Deed of Trust on the Property and by an Assignment of the Leases.

            Tenant hereby certifies to Lender as follows:

            1. Attached hereto as Exhibit A is a full, true and correct copy of the Lease. Except as contained in such exhibit, there are no amendments, addendums, riders, or supplements, with respect to the Lease.

            2. The Commencement and Expiration Dates (without the exercise of any renewal options) of the Lease are _______________________ and _______________________, respectively, and the current monthly rent due under the Lease is $____________.

            3. The Lease is in full force and effect, and, to Tenant's best knowledge and belief, there is no default (as defined in the Lease) or Event of Default existing thereunder on the part of Landlord or Tenant. Tenant is in occupancy and has accepted possession of the Premises and the Premises have been fully constructed as provided in the Lease.

            4. Tenant has ______________ (____) options to renew and extend the lease for a term of ______________ (____) years each, and has [not] yet exercised Tenant's option for this renewal term.

            5. The Base Rental under the Lease has been paid through and including the installment due and payable on _____________, 19__. The next installment of basic rent which shall become due under the Lease will be due and payable on _____________, 19__.

            6. There has been no prepayment of Base Rental, additional rent or other amounts due under the Lease.

            7. Tenant is presently entitled to no offset, credit, or claims whatever against Base Rental or additional rent under the Lease.

            8. The Landlord has completed all of the improvements to the Premises required to be made by Landlord pursuant to the terms of the Lease. Tenant acknowledges that Landlord has performed or satisfied all conditions precedent to occupancy under the Lease.

            9. There are no subleases which exist with respect to the Premises.

            10. The Premises are in good order and condition and, to the best of Tenant's knowledge, complies in all respect with all applicable legal requirements now in effect.

            11. Tenant has received no notice or claim of violation of any legal requirements with respect to the Premises.

            12. There has been no damage to Premises caused by fire or other casualty. To the best of Tenant's knowledge, there are no mechanics' liens or claims of mechanic lien affecting the Premises.

            13. Tenant has received no notice of any threatened or pending condemnation or other eminent domain proceeding with respect to the Premises or any interest therein.

            14. Tenant has paid in full for all labor and materials and other services which are presently due and payable in connection with Tenant's work, if any, in the Premises, so that no lien by reason thereof may attach against Landlord's interest in the Premises or the Building. Tenant acknowledges receipt from Landlord of any construction allowance provided to be paid by Landlord to Tenant under the Lease.

            15. Tenant does hereby acknowledge that it is aware that Landlord has executed or will execute a Collateral Assignment (hereinafter called the "Collateral Assignment") of the Landlord's interest in the Lease to Lender. Tenant hereby consents to the assignment by Landlord of the Lease and rents due thereunder, hereby accepts and agrees to be bound by each of the provisions in the attached Lease and further agrees, upon notification in writing by Lender, to make all payments of Base Rent and additional rent due and payable under the Lease on and after the date of said notice to Lender.

            16. Lender and Landlord hereby request Tenant to notify Lender at the address below in accordance with Section 1.10 and Section 16 of the Lease, of the following events: (i) any proposed modifications of the Lease and (ii) any default or claimed defaults on the part of Landlord under the Lease. All notices and other communications hereunder shall be in writing and shall be mailed by first-class registered or certified mail, postage prepaid, addressed if to Lender at _________________________________ Attention: _________________
or at such other address as Lender may have furnished to Tenant in writing. Lender shall have the right to change the address for notices to it by giving Tenant written notice of such change. This instrument shall be binding upon the heirs, personal representatives, successors and assigns of Tenant and shall inure to the benefit of the successors and assigns of Lender.

            17. Tenant acknowledges that this Estoppel Certificate shall be binding upon the personal representatives, successors and assigns of Tenant and shall inure to the benefit of the successors and assigns of the party to whom this estoppel certificate is addressed.

            18. Tenant has not (i) made a general assignment for the benefit of creditors: (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Tenant's creditors: (iii) suffered the appointment of a receiver to make possession of all or substantially all of the Tenant's assets; (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Tenant's assets: (v) admitted in writing its inability to pay its debts as they come due; or (vi) made an offer of settlement, extension or composition to its creditors generally.

            19. Tenant has been informed by Landlord that Lender is extending credit to Landlord based upon the Lease and the obligation of Tenant to pay Base Rent and additional rent under the terms of the Lease, which will be assigned to Lender. In that respect, Tenant acknowledges that Lender is relying upon the certification made in this Estoppel Certificate.

            IN WITNESS WHEREOF, Tenant has caused this certificate to be thereunto duly authorized this _____ day of ______________________, 19__.


                                            TENANT

                                            Royal Mortgage Corp.


                                            By: /s/ [ILLEGIBLE]
                                                -------------------------------
                                                Title: Executive Vice President


STATE OF  _____________      )
                             )
COUNTY OF _____________      )


      On this ________ day of __________________ in the year 19___, before me, the undersigned, a Notary Public in and for the State of _____________________, personally appeared ____________________________________________, known to me to be ________________________ of ___________________________, a ______________
corporation, the corporation that executed the within instrument and known to me to be the persons who executed the within instruments on behalf of said corporation.

      WITNESS my hand and official seal.

                                            ---------------------------
(Seal)                                      Notary Public in and for
                                            the State of ______________


My Commission Expires:                      ___________________________
                                            Printed Name of Notary

                                    EXHIBIT F

                                       to

                                  OFFICE LEASE

                                     between

                              EMERALD DIAMOND, L.P.

                                       and

                           ROYAL MORTGAGE CORPORATION

                               TENANT IMPROVEMENTS

      CONSTRUCTION BY LANDLORD AT THE EXPENSE OF TENANT: Any finish-out construction or refurbishing work to the Premises, including all utility connections, shall be performed by Landlord at the expense of Tenant. This paragraph is subject to the following terms and conditions:

      A. Space Plan; Drawings. Using information supplied by Tenant, Landlord's architect, interior designer or consulting engineer ("Landlord's Architect") will, at the sole cost and expense of Landlord, prepare for Tenant's approval a layout of the Premises (the "Preliminary Space Plan"). After the Preliminary Space Plan has been prepared, Landlord shall deliver same to Tenant. Unless Tenant objects to such Preliminary Space Plan within twenty (20) days after delivery by Landlord, Tenant shall be deemed to have approved such Space Plan. If Tenant does reasonably object, Landlord shall deliver a revised Preliminary Space Plan to Tenant within thirty (30) days thereafter until a Space Plan is approved. The approved or deemed approved Space Plan is hereinafter referred to as the "Final Space Plan". From the Final Space Plan, Landlord's Architect will, at the sole cost and expense of Tenant, prepare all one-eighth inch (1/8") architectural, mechanical and electrical working drawings, together with specifications necessary to complete all of the leasehold improvements. When such working drawings and specifications (collectively the "Preliminary Drawings") have been completed, Landlord shall deliver same to Tenant. Unless Tenant objects to the Preliminary Drawings within ten (10) days after delivery by Landlord, Tenant shall be deemed to have approved the Preliminary Drawings. If Tenant does reasonably object, Landlord shall deliver revised Drawings to Tenant within thirty (30) days thereafter until Drawings are approved. The approved or deemed approved drawings are hereinafter referred to as the "Final Drawings".

      B. Changes to Final Drawings. Any changes to the Final Drawings shall require the prior written consent of Landlord. Tenant shall pay any fees charged by Landlord's Architect for the preparation of changes to the Final Drawings.

      C. Construction; Tenant's Expense. All work shall be performed by the general contractor or subcontractor selected by Landlord (together with all subcontractors and employees under the supervision, direction or control of such selected general contractor or subcontractor, the "Contractor") in conformance with the Final Drawings in a good and workmanlike manner. Tenant shall pay all bills for such work within 5 days after delivery by Landlord to Tenant of an invoice therefor. Failure by Tenant to pay any amounts due hereunder shall have the same effect under the Lease as the failure to pay rent thereunder, and such failure shall constitute a default by Tenant under Article XIII of the Lease, entitling Landlord to all of Landlord's remedies thereunder as well as all remedies otherwise available to Landlord. All permits required prior to commencement of construction shall be obtained by Landlord, at Tenant's sole cost and expense.

well as all remedies otherwise available to Landlord. All permits required prior to commencement of construction shall be obtained by Landlord, at Tenant's sole cost and expense.

      D. Rules and Regulations. All work shall be performed by the Contractor in accordance with the following rules and regulations:

      1. Contractor shall carefully study and compare the construction documents, field verify all dimensions and job conditions, and notify Landlord of any discrepancies or omissions which would interfere with the satisfactory completion of the work.

      2. Contractor shall perform all work in accordance with the latest edition of federal, state and local codes, in addition to national standards. Contractor is responsible for filing and securing all necessary permits and approvals for all trades.

      3. Contractor shall coordinate all construction and design documents supplied by Landlord's Architect. Contractor shall also refer the Final Drawings for information pertaining to the systems in the Premises, including the HVAC system, fire protection system, security system, and special electrical requirements. Each Contractor shall be responsible for the complete design, engineering, specification, coordination and operation of the system and/or product it designs.

      4.    Contractor shall furnish "as-built" drawings, at Tenant's expense.

      5. All Contractors shall notify Landlord in writing of any discrepancies and/or omissions which would interfere with the satisfactory completion of the work.

      6. Where applicable, Contractor shall verify all plumbing requirements and conditions.

      7. Where applicable, Contractor shall furnish and install all blocking for cabinets, shelving, a/v boards, etc., which require mounting or attaching to partitions.

      8. Contractor shall be responsible for arranging for facilities for handling materials.

      9. Contractor shall be responsible for clean up of all trades and removal of all debris. The Premises shall be left clean and ready for occupancy.

      10. Prior to construction, Contractor shall verify the existing site for any concrete pour overspills at columns and floors.

      11. Prior to construction, Contractor shall verify the existing site for adequate coverage of fireproofing on any and all steel structural components.

      12. Prior to construction, Contractor shall verify that all HVAC equipment located within the Premises is in good working order.

      13. Contractor shall be responsible for any re-application of fireproofing on any steel components as may be required by city building codes.

      14. Contractor shall maintain at the site for Landlord and Tenant one record copy of all drawings, specifications, addenda, change orders and other modifications, in good order and marked currently to record all changes made during construction, and all approved shop drawings, product data and samples.

      15. Any work required to be performed outside normal working hours must be approved by Landlord. For purposes of this Exhibit F, "normal working hours" shall mean Monday through Friday between the hours from 7:00 a.m. to 3:30 p.m. In addition, no work may be performed during home games of the Texas Rangers Baseball Club or within two
            (2) hours prior to, and within one (1) hour after the completion of such games.

      16. Contractor's storage in the Premises of materials and/or equipment must be approved by Landlord. At no time may materials or equipment be stored at the entry or atrium area.

      17. Any delivery of large amounts of materials or any other activity that would cause a prolonged use of the service elevator is not recommended during normal working hours and should be coordinated with Landlord.

      18. The operation of internal combustion engines within the Building is strictly prohibited.

      19. Contractor's application of millwork finishes containing petroleum based solvents shall not be allowed inside the Building. All natural finish or stained millwork shall be delivered to the Premises in a finished condition by the Contractor that applies the finish, unless specified otherwise.

      20. Subject to item 15 above, all required touch up of finished millwork must be performed outside of normal working hours with a minimum of 8 hours time allowed for drying and dissipation of vapors prior to 8:00 a.m. on the following work day. This provision shall also apply to the application of all petroleum based solvents, including contact cement, glues, adhesives, and sealers.

      21. Contractor and Contractor's personnel shall use the rest rooms designated for contractor use.

      22. Contractor shall make every reasonable effort to protect the existing carpet in the Building from the accumulation of excessive amounts of trash, dirt, dust and debris, and from any spills, spots, stains, cigarette burns, or other soils.

      23. Contractor shall provide 24 hours advance written notice to Landlord of any fire safety equipment shutdown.

      24. Contractor shall cover and protect the lobby floor, exterior plaza and service elevator cab at all times when delivering and removing supplies and materials. Contractor shall not use Tenant elevators for gaining access to or leaving, or transporting materials to or from the Premises.

      25. Any vertical penetration of slab or horizontal penetration of beams and floors shall be only with Landlord's prior written approval, and penetration shall occur after 6:00 p.m. unless otherwise approved by Landlord.

      26. Contractor's installation of carpet strips, trash removal and coring of holes for electrical and telephone floor outlets shall be after 6:00 p.m. unless otherwise approved by Landlord.

      27. Contractor shall issue all guarantees and warranties to Tenant and Landlord.

      28. Testing and balancing the air conditioning system shall be performed, at Tenant's expense, by Landlord's air balance contractor.

      29. All work in connection with the fire alarm system shall be performed by a contractor selected by Landlord and at Tenant's expense.

      30. Tenant shall be charged for all copies of base Building drawings and specifications required for completion of Tenant's plans.

      31. LANDLORD SHALL NOT BE LIABLE OR RESPONSIBLE FOR ANY ACCIDENT, LOSS, INJURY (INCLUDING DEATH) OR DAMAGE TO PERSONS AND/OR PROPERTY HAPPENING OR OCCURRING DURING THE TERM OF THE PERFORMANCE OF THE WORK OR IN CONNECTION THEREWITH, AND TENANT SHALL AND DOES HEREBY FULLY INDEMNIFY, PROTECT, DEFEND AND HOLD HARMLESS LANDLORD, ITS AFFILIATED COMPANIES, STOCKHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS OR ANY PERSON OR ENTITY WHOMSOEVER FROM AND AGAINST ALL LIENS, DEMANDS, LIABILITIES, CAUSES OF ACTION, JUDGMENTS, COSTS, CLAIMS, DAMAGES, SUITS, LOSSES, AND EXPENSES (INCLUDING ATTORNEYS' FEES) OF ANY NATURE, KIND OR DESCRIPTION (COLLECTIVELY "LIABILITIES") ARISING OUT OF, CAUSED BY OR RESULTING FROM THE PERFORMANCE OF THE WORK OR ANY PART THEREOF BY ANY PERSON WHOMSOEVER, INCLUDING ANY LIABILITIES CAUSED BY THE NEGLIGENCE OF LANDLORD, UNLESS SUCH ACCIDENT, LOSS, INJURY OR DAMAGE IS OCCASIONED SOLELY BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD, ITS OFFICERS, AGENTS OR EMPLOYEES, THIS INDEMNITY SHALL NOT BE LIMITED IN ANY WAY BY ANY LIMITATIONS OF THE AMOUNT OR TYPE OF PROCEEDS, DAMAGES, COMPENSATION OR BENEFITS PAYABLE UNDER INSURANCE POLICIES, DAMAGES, COMPENSATION OR BENEFITS PAYABLE ACTS OR OTHER EMPLOYEE BENEFIT ACTS.

      32. All Contractors shall comply with the following minimum insurance requirements during the finish-out construction of the Premises and shall insert the following language into any subcontracts they may enter into for the work:

            "All contractors and their subcontractors performing work on the Premises shall, at their sole expense, maintain in effect at all times during the full term of such work, insurance coverages with limits not less than those set forth below with insurers licensed to do business in Texas and acceptable to Landlord and under forms of policies satisfactory to Landlord. None of the requirements contained herein as to types, limits and Landlord's approval of insurance coverage to be maintained by the above mentioned parties are intended to, nor shall in any manner, limit or qualify the liabilities and obligations assumed by such parties under this contract.

            I.    Worker's Compensationion Coverage

                  a)      Worker's Compensation        Statutory Limits
                          Employer's Liability             $100,000

                  The policy shall include a waiver of subrogation in favor of Landlord.

            II.   Comprehensive General Liability

                  a)     Bodily Injury/Property    $100,000,000 each occurrence
                            Damage                       or equivalent

                                                   $100,000,000 aggregate

                  This policy shall be on a form acceptable to Landlord, endorsed to include the Landlord as an additional insured during the term of the contract, state that this insurance is the primary insurance with regard to any other insurance carried by Landlord, contain a waiver of subrogation in favor of Landlord, and shall include the following coverages:

                  1)    Premises/Operations
                  2)    Independent Contractors
                  3) Completed Operations for a period of two years following the acceptance of Contractor's work
                  4) Broad Form Contractual Liability in support of the Indemnity section of this Contract
                  5)    Broad Form Property Damage
                  6) Personal Injury Liability with exclusion (a) and (c) removed

      III.  Comprehensive Automobile Liability

            a)     Bodily Injury     $250,000 per person
                                     $500,000 per occurrence

            b)     Property Damage   $100,000 per occurrence

      IV.   Umbrella Excess Liability Insurance

            a)     Bodily Injury/    $2,000,000 per occurrence
                   Property Damage            $2,000,000 aggregate

            This policy' shall be written on an excess basis above the coverages described in I, II and III above, naming Landlord as additional insured.

      V.    Builder's Risk Policy

            Unless otherwise provided, the Tenant shall purchase and maintain property insurance upon the work at the site to the full insurable value thereof. This insurance shall include the interest of the Landlord, Tenant, contractor and subcontractors in the work and shall be written on an all risk form.

            The policy will contain a blanket waiver of subrogation in favor of Landlord.

      VI.   Contractor's Equipment Policy

            Any such insurance policy covering the contractor's or a subcontractor's equipment and tools against loss by physical damage shall include an endorsement waiving the insurer's right of subrogation against the Landlord.

Evidence of the above coverage, represented by a certificate of insurance issued by the insurance carrier, must be furnished to Landlord prior to the contractor's starting work. Certificates of insurance shall specity the additional insured status mentioned above as well as the waivers of subrogation.

Such certificate of insurace shall state that Landlord will be notified in writing thirty(30) days prior to cancellation, any material change or renewal of insurance. All such certificates should be sent to Emerald Diamond, L.P., P.O. Box 90111, Arlington, Texas 76004, Attn: Mr. Jack Hill."

33. No Contractor shall enter upon, or remain or loiter upon, any balconies included as a part of or adjacent to the premises.

34. Contractor will employ an independent firm to test and balance both the chilled water and the air at the completion of construction. Contractor to submit final test and balance report to Landlord or Landlord's designee for approval.

35. Contractor to confirm all MED/fire alarm devices are in good working order prior to start of construction.

      E. Inspection and Delivery of Premises. Upon completion of the work, Landlord's Architect shall inspect the Premises to insure that the work has been performed in accordance with the Final Drawings. Upon delivery of notice to Tenant of the acceptance of the work by Landlord's Architect, the Premises shall be deemed delivered and Tenant shall be deemed to have accepted the Premises, and the date of such notice shall be deemed to be the Commencement Date.

      F. Miscellaneous. The parties acknowledge that Landlord is not an architect or engineer, and that the Tenant Improvements to be completed pursuant to the terms of this Exhibit F will be designed and performed by independent architects, engineers and contractors. Landlord does not guarantee or warrant that the Final Space Plan or the Final Drawings will be free from errors or omissions, nor that the Tenant Improvements to be completed pursuant to the terms of this Exhibit F will be free from defects or in compliance with applicable laws, rules, codes, ordinances and regulations, and Landlord shall have no liability therefor.

                                    RIDER 6.1

                           BALCONY AND PATIO FURNITURE

      At the commencement of the Term of this Lease Landlord shall furnish to the Premises the following balcony or patio furniture in compliance with paragraph 30 of the Rules and Regulations set forth on Exhibit D to this Lease, for which Tenant shall pay to Landlord the amounts shown below as additional rental. Such additional rental shall be due and payable on the Commencement Date.

                  Number             Unit Cost               Totals

Patio Chairs        12       x        $187.06     =        $2,244.72
                   ----               -------              ---------

Patio Tables         6       x        $157.65     =        $  945.90
                   ----               -------              ---------

Balcony Rail         2       x        $663.50     =        $1,327.00
                   ----               -------              ---------

Sales Tax                               7.75%              $  350.11
                                                           ---------

             Grand Total Due                               $4,867.73
                                                           ---------